Exhibit 10.1

EXECUTION VERSION

MASTER REPURCHASE AGREEMENT

Between:

BNP PARIBAS, as Buyer

and

PENNYMAC LOAN SERVICES, LLC,  as Seller

and

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as Guarantor

Dated as of November 17, 2017

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EXHIBITS

SCHEDULE 1	Representations and Warranties Re: Mortgage Loans
SCHEDULE 2	Current Indebtedness
SCHEDULE 3	Authorized Representatives
SCHEDULE 4	Wire Instructions
EXHIBIT A	Form of Section 8 Certificate
EXHIBIT B	Seller’s and Guarantor’s Tax Identification Number
EXHIBIT C	Form of Power of Attorney
EXHIBIT D-1	Form of Servicer Notice
EXHIBIT D-2	Form of Servicer Notice and Pledge
EXHIBIT E	Form of Warehouse Lender’s Release
EXHIBIT F	Form of Seller’s Release

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MASTER REPURCHASE AGREEMENT

This is a MASTER REPURCHASE AGREEMENT, dated as of November 17, 2017 among PENNYMAC LOAN SERVICES, LLC, a limited liability company (including its successors in interest and permitted assigns, the “Seller”) and PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, a  limited liability company (including its successors in interest and permitted assigns, the “Guarantor”) and BNP PARIBAS (including its successors in interest and permitted assigns and, with respect to Section 7, its participants, the “Buyer”).

SECTION 1.	Applicability

(a) From time to time and subject to the terms and conditions herein (i) the parties hereto shall enter into transactions in an aggregate principal amount of up to the Committed Amount for the related Purchase Date and (ii) the Buyer may, on an uncommitted basis, and in its sole and absolute discretion, enter into further transactions with Seller from time to time in an aggregate principal amount that will exceed the Committed Amount for the related Purchase Date to the extent they will not result in the aggregate principal amount for all Purchased Assets subject to then outstanding transactions under this Agreement exceeding the Maximum Purchase Price, in each case, in which Seller agrees to transfer to Buyer Mortgage Loans on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans on a servicing released basis at a date certain after the related Purchase Date not later than the Termination Date, against the transfer of funds by Seller or its designee.   Each such transaction will be referred to herein as a “Transaction” and will be governed by this Agreement (including any schedules or exhibits identified herein, as applicable hereunder), unless otherwise agreed in writing.

(b) This Agreement is not a commitment or agreement by Buyer to enter into Transactions with Seller for amounts exceeding the Committed Amount, but rather, sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller.  Seller hereby acknowledges that any Transaction Request submitted by the Seller to enter into Transactions with Seller for amounts exceeding the Committed Amount shall be subject to the Buyer’s approval, which approval may be given or withheld by the Buyer in its sole and absolute discretion.  Each Transaction Request made by the Seller shall be reviewed by Buyer on a case-by-case basis and the decision to enter into any Transaction with Seller for amounts exceeding the Committed Amount shall be made by Buyer in its absolute and sole discretion and the entering into of any such Transaction, at any time shall not be deemed a waiver of the foregoing or a consent, agreement or commitment by Buyer to enter into any such future Transaction or future amendment or extension of any such Transaction.

SECTION 2.	Definitions

As used herein, the following terms will have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“1934 Act”  has the meaning set forth in Section 32 hereof.

“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

“Adjusted Tangible Net Worth”  has the meaning assigned to such term in the Pricing Side Letter.

“Affiliate”  means,  with respect to (i) any Person (other than the Seller, Guarantor,  PennyMac Corp., and PennyMac Mortgage Investment Trust), any “affiliate” of such Person, as such term is defined in the Bankruptcy Code, (ii) the Seller, the Guarantor and the Seller’s and the Guarantor’s Subsidiaries, (iii) PennyMac Corp., PennyMac Mortgage Investment Trust and its Subsidiaries including PennyMac Corp., and (iv) PennyMac Mortgage Investment Trust, its Subsidiaries including PennyMac Corp.

“Affiliated Servicer” means a Servicer that is an Affiliate of Seller.

“Agency”  means Freddie Mac, Fannie Mae or GNMA, as applicable.

“Agency Approvals”  has the meaning set forth in Section 13(n) hereof.

“Agency Security”  means a mortgage-backed security issued by an Agency.

“Agreement” means this Master Repurchase Agreement among Buyer, Seller and Guarantor, dated as of the date hereof, as the same may be further amended, supplemented or otherwise modified in accordance with the terms hereof.

“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to Buyer, the Seller, the Seller’s Subsidiaries, Guarantor or Guarantor’s Subsidiaries from time to time concerning or relating to anti-money laundering.

“Annual Cap” has the meaning assigned to such term in the Pricing Side Letter.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Seller, the Seller’s Subsidiaries, Guarantor or the Guarantor’s Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Agency Documents” has the meaning assigned to such term in the Custodial Agreement.

“Appraised Value”  means the value of the Mortgaged Property set forth in (i) an appraisal made in connection with the origination of the related Mortgage Loan, or (ii) with respect to Conforming Mortgage Loans, another valuation model otherwise permitted by the applicable Agency and the Underwriting Guidelines and acceptable to Buyer.

“Assignment and Acceptance”  has the meaning set forth in Section 19 hereof.

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“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.

“Asset Value”  has the meaning assigned to such term in the Pricing Side Letter.

“Authorized Representative”  means, for the purposes of this Agreement only, an agent or Responsible Officer of Seller and Guarantor, as applicable, listed on Schedule 3 hereto, as such Schedule 3 may be amended from time to time.

“Bailee Letter” has the meaning assigned to such term in the Custodial Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank” means City National Bank, in its capacity as bank with respect to the Control Agreement.

“Bankruptcy Code”  means the United States Bankruptcy Code of 1978, as amended from time to time.

“Business Day”  means a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the States of New York or California, or (iii) any day on which the New York Stock Exchange is closed.

“Buyer”  has the meaning given to such term in the preamble to this Agreement.

“Capital Lease Obligations”  means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations is the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, partnership or limited liability company, any and all similar ownership interests in a Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents” has the meaning set forth in the Pricing Side Letter.

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“Change in Control” means any of the following events:

(a) any transaction or event as a result of which Guarantor ceases to own, directly or indirectly, more than 50% of the voting stock or voting power of all classes of Capital Stock of Seller;
(b) the sale, transfer, or other disposition of all or substantially all of Seller’s or Guarantor’s assets (excluding any such action taken in connection with any securitization transaction);
(c) any transaction or event as a result of which PennyMac Financial Services, Inc. ceases to (i) be a public company or (ii) own, directly or indirectly, 10% of the stock of Guarantor;

(d) the consummation of a merger or consolidation of Seller or Guarantor with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders, partners, certificateholders or members of Seller or Guarantor immediately prior to such merger, consolidation or other reorganization;  or

(e) the termination or cessation of substantially all of Seller’s existing business as conducted on the date of this Agreement;

provided, that any Person who acquires greater than 25% of the total equity interests of the Seller is subject to approval by the Buyer solely with respect to “know your customer” and AML Laws applicable to Buyer, including the PATRIOT Act.

“Closing Protection Letter” means a letter issued by a title company addressing certain closing matters with respect to Wet-Ink Mortgage Loans subject to a potential Transaction,  in form and substance acceptable to Buyer in its sole discretion.

“Code”  means the Internal Revenue Code of 1986, as amended from time to time.

“Collection Account” means the account established by the Bank subject to a Control Agreement, into which all Income shall be deposited.

“Committed Amount”  means ONE HUNDRED MILLION DOLLARS ($100,000,000).

“Committed Mortgage Loan”  means a Mortgage Loan which is the subject of a Takeout Commitment with a Takeout Investor.

“Confidential Terms”  has the meaning set forth in Section 30(a) hereof.

“Confidential Information” has the meaning set forth in Section 30(b) hereof.

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“Conforming Mortgage Loan”  means a first lien Mortgage Loan originated in accordance with the criteria of an Agency for purchase of Mortgage Loans, including, without limitation, conventional Mortgage Loans, as determined by Buyer in its sole discretion.

“Control Agreement” means any agreement between Seller, Buyer, and the Bank in form and substance acceptable to Buyer, as the same may be amended from time to time.

“Correspondent Mortgage Loans” means a Mortgage Loan (other than a Wet-Ink Mortgage Loan) originated by a third party originator and acquired by Seller from PennyMac Corp. in accordance with PennyMac Corp.’s correspondent Mortgage Loan program and for which the Mortgage File is available at the time of purchase by the Buyer.

“Costs”  has the meaning set forth in Section 16(a) hereof.

“Custodial Agreement”  means the Custodial Agreement dated as of the date hereof, among Seller, Buyer and Custodian as the same may be amended from time to time.

“Custodial Loan Transmission and Exception Report”  has the meaning set forth in the Custodial Agreement.

“Custodian”  means Deutsche Bank National Trust Company,  or any successor thereto under the Custodial Agreement.

“Default”  means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Dollars” and “$”  means lawful money of the United States of America.

“Due Date”  means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Diligence Costs”  has the meaning set forth in Section 18 hereof.

“Due Diligence Review”  means the performance by Buyer of any or all of the reviews permitted under Section 18 hereof with respect to any or all of the Mortgage Loans, as desired by Buyer from time to time.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”  means the date on which the conditions precedent set forth in Section 3(a) have been satisfied.

“Electronic Tracking Agreement”  means an Electronic Tracking Agreement among Buyer, Seller, MERS and MERSCORP Holdings, Inc., to the extent applicable, as the same may be amended from time to time.

“Eligible Mortgage Loan”  means a Mortgage Loan which satisfies, in all material respects, each of the representations and warranties in the Facility Documents and complies with the representations and warranties set forth on Schedule 1 to this Agreement.

“ERISA”  means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate”  means any Person which, together with Seller or Guarantor is treated, as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.

“Escrow Agreement” means that certain Amended and Restated Escrow Agreement, dated as of November 3, 2016, among Bank of America, N.A., JPMorgan Chase Bank, National Association, Deutsche Bank National Trust Company, Credit Suisse First Boston Mortgage Capital LLC,  Citibank, N.A., Barclays Bank PLC,  Royal Bank of Canada,  Morgan Stanley Bank, N.A. and Morgan Stanley Mortgage Capital Holdings LLC and Seller, and other parties as joined thereto from time to time, and as amended by Amendment No. 1 and Joinder to the Amended and Restated Escrow Agreement, dated as of August 30, 2017, and may be amended from time to time, including as amended to join Buyer thereto.

“Escrow Instruction Letter”  has the meaning assigned thereto in the Custodial Agreement.

“Escrow Payments”  means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default”  has the meaning specified in Section 14 hereof.

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“Event of ERISA Termination”  means (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the reporting of the occurrence of such event, or (ii) the withdrawal of Seller, Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Seller, Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430 (j) of the Code or Section 303(j) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller, Guarantor or any ERISA Affiliate thereof to terminate any Plan, or (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Seller, Guarantor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller, Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430 (k) of the Code with respect to any Plan.

“Excluded Taxes”  has the meaning set forth in Section 8(e) hereof.

“Expenses”  means all present and future expenses incurred by or on behalf of Buyer in connection with this Agreement or any of the other Facility Documents and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses include the cost of title, lien, judgment and other record searches; attorneys’ fees; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

“Facility Documents”  means this Agreement, the Custodial Agreement, the Guaranty, the Pricing Side Letter, the Control Agreement, the Electronic Tracking Agreement, the Escrow Agreement, the Intercreditor Agreement, the Joint Securities Account Control Agreement, the Power of Attorney, any Servicer Notice, and any Servicing Agreement.

“Fannie Mae” means the Federal National Mortgage Association, or any successor thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any rules, regulations, rulings or administrative guidance issued in connection with the implementation of any intergovernmental agreement enacted in connection with any of the foregoing.

“FDIA”  has the meaning set forth in Section 31 hereof.

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“FDICIA”  has the meaning set forth in Section 31 hereof.

“FHA”  means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

“FHA Loan”  means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance”  means, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

“FHA Mortgage Insurance Contract”  means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations”  means the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“FICO”  means Fair Isaac & Co., or any successor thereto.

“Fidelity Insurance”  means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Seller’s and Guarantor’s regulators.

“Financial Officer’s Compliance Certificate”  means the certificate delivered by Seller and Guarantor pursuant to Section 13(b)(iv) hereof substantially in the form of Exhibit A to the Pricing Side Letter.

“Financial Statements”  means the consolidated financial statements of Seller and Guarantor, in each case, prepared in accordance with GAAP for the year or other period then ended.

“Freddie Mac”  means the Federal Home Loan Mortgage Corporation or any successor thereto.

“GAAP”  means generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and

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includes, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“GLB Act” has the meaning set forth in Section 30 hereof.

“GNMA”  means the Government National Mortgage Association and any successor thereto.

“Governmental Authority”  means any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions over Seller, Guarantor or Buyer, as applicable, or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

“Guarantee”  means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep‑well, to purchase assets, goods, securities or services, or to take‑or‑pay or otherwise); provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee of a Person will be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The terms “Guarantee” and “Guaranteed” used as verbs have correlative meanings.

“Guarantor” shall mean Private National Mortgage Acceptance Company, LLC, in its capacity as guarantor under the Guaranty.

“Guaranty” shall mean that certain Guaranty made by Guarantor in favor of Buyer, dated as of the date hereof, as amended from time to time.

“High Cost Mortgage Loan”  means a Mortgage Loan (a) classified as a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; (b) classified as a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) having a percentage listed under the Indicative Loss Severity Column (the column that appears in the S&P Anti-Predatory Lending Law Update Table, included in the then-current S&P’s LEVELS® Glossary of Terms on Appendix E).

“HUD”  means the Department of Housing and Urban Development.

“Income”  means, with respect to any Mortgage Loan at any time, any principal thereof then payable and all interest, dividends or other distributions payable thereon.

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“Indebtedness”  means, with respect to any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy back agreements or like arrangements; (g) obligations of such Person under Interest Rate Protection Agreements, hedging transactions, swap agreements or like arrangements; (h) Indebtedness of others Guaranteed by such Person; (i) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (j) Indebtedness of general partnerships of which such Person is a general partner and (k) with respect to clauses (a)-(j) above both on and off balance sheet.

“Indemnified Party”  has the meaning set forth in Section 16(a) hereof.

“Insolvency Event” means, for any Person:
(a) that such Person or any Affiliate discontinues or abandons operation of its business; or
(b) that such Person or any Affiliate fails generally to, or admit in writing its inability to, pay its debts as they become due; or

(c) a proceeding has been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person or any Affiliate in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or any Affiliate, or for any substantial part of its property, or for the winding‑up or liquidation of its affairs; or

(d) the commencement by such Person or any Affiliate of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Person’s or any Affiliate’s consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or

(e) that such Person or any Affiliate becomes insolvent; or

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(f) if such Person or any Affiliate is a corporation, such Person or any Affiliate, or any of their Subsidiaries, takes any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clause (a), (b), (c), (d) or (e).

“Intercreditor Agreement” means that certain Third Amended and Restated Intercreditor Agreement, dated as of November 3, 2016, among Bank of America, N.A., JPMorgan Chase Bank, National Association, Credit Suisse First Boston Mortgage Capital LLC,  Citibank, N.A., Barclays Bank PLC,  Royal Bank of Canada,  Morgan Stanley Bank, N.A. and Morgan Stanley Mortgage Capital Holdings LLC and Seller, and other parties as joined thereto from time to time, and as amended by Amendment No. 1 and Joinder to the Third Amended and Restated Intercreditor Agreement, dated as of August 30, 2017, and may be amended from time to time, including as amended to join Buyer thereto.

“Interest Rate Adjustment Date” means the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.

“Interest Rate Protection Agreement”  means, with respect to any or all of the Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or Takeout Commitment, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by a Seller and a third party.

“Joint Securities Account Control Agreement” means that certain Third Amended and Restated Joint Securities Account Control Agreement, dated as of November 3, 2016, among Deutsche Bank National Trust Company, Bank of America, N.A., JPMorgan Chase Bank, National Association, Credit Suisse First Boston Mortgage Capital LLC,  Citibank, N.A., Barclays Bank PLC,  Royal Bank of Canada,  Morgan Stanley Bank, N.A. and Morgan Stanley Mortgage Capital Holdings LLC and Seller, and other parties as joined thereto from time to time, and as amended by Amendment No. 1 and Joinder to the Amended and Restated Joint Securities Account Control Agreement, dated as of August 30, 2017, and may be amended from time to time, including as amended to join Buyer thereto.

“Jumbo Mortgage Loan” means a  first lien Mortgage Loan that (a) meets all criteria applicable to a non-conforming Mortgage Loan as set forth in the Underwriting Guidelines and (b) is otherwise acceptable to Buyer in its sole discretion.

“Late Payment Fee”  means the excess of the Price Differential paid as a result of its calculation at the Post‑Default Rate over the Price Differential as would have been calculated at the Pricing Rate.

“LIBOR Rate”  has the meaning assigned to such term in the Pricing Side Letter.

“Lien”  means any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

“Loan‑to‑Value Ratio” or “LTV”  means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (a) the

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Appraised Value of the Mortgaged Property at origination and (b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

“Margin Call”  has the meaning specified in Section 5 hereof.

“Margin Deficit”  has the meaning specified in Section 5 hereof.

“Market Value”  means, as of any date with respect to any Mortgage Loan, the price at which such Purchased Asset could readily be sold as determined by Buyer in its good faith discretion.

“Material Adverse Effect”  means a material adverse effect on (a) the Property, business, operations, condition (financial or otherwise) or prospects of Seller, Guarantor or any Affiliate, (b) the ability of Seller, Guarantor or any Affiliate to perform its obligations under any of the Facility Documents to which it is a party, (c) the validity or enforceability of any of the Facility Documents, (d) the rights and remedies of Buyer or any Affiliate under any of the Facility Documents or (e) the timely payment of any amounts payable under the Facility Documents, in each case as determined by Buyer in its sole discretion.

“Maximum Purchase Price”  means TWO HUNDRED MILLION DOLLARS ($200,000,000).

“MERS”  means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“Monthly Payment”  means the scheduled monthly payment of principal and interest on a Mortgage Loan.

“More Favorable Agreement” has the meaning set forth in Section 13(cc) hereof.

“Mortgage”  means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a first lien on real property and other property and rights incidental thereto.

“Mortgage File” means, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in the Custodial Agreement.

“Mortgage Interest Rate”  means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Loan”  means any closed-end first lien, fixed or adjustable rate, one-to-four family residential Conforming Mortgage Loan or Jumbo Mortgage Loan evidenced by a Mortgage Note and secured by a Mortgage, which Mortgage Loan is subject to a Transaction hereunder.

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“Mortgage Loan Schedule”  means with respect to any Transaction as of any date, a mortgage loan schedule in the form of a computer tape or other electronic medium generated by Seller and delivered to Buyer and Custodian, which provides information (including, without limitation, the information set forth on the related exhibit to the Custodial Agreement) relating to the Eligible Mortgage Loans proposed to be subject to a Transaction in a format acceptable to Buyer.

“Mortgage Note”  means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property”  means the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor”  means the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan”  means, with respect to any Person, a “multiemployer plan” as defined in Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding five (5) years contributed to (or required to be contributed to) by such Person or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

“Net Income”  means, for any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

“Non-Excluded Taxes”  has the meaning set forth in Section 8(a) hereof.

“Non-Exempt Buyer” has the meaning set forth in Section 8(e) hereof.

“Non-Recourse Debt” means, for any Person, Indebtedness under a credit or repurchase facility payable solely from the assets sold or pledged to secure such facility and under which facility no purchaser or creditor has recourse to such Person or any of its Affiliates if such assets are inadequate or unavailable to pay off such credit or repurchase facility, and neither such Person nor any of its Affiliates effectively has any obligation to directly or indirectly pay any such deficiency, including any securitization debt.

“Obligations”  means (a) any amounts owed by Seller to Buyer in connection with a Transaction hereunder, together with interest thereon (including interest which would be payable as post‑petition interest in connection with any bankruptcy or similar proceeding) and all other fees or expenses which are payable hereunder or under any of the Facility Documents; (b) all other obligations or amounts owed by Seller or Guarantor to Buyer or an Affiliate of Buyer under any other contract or agreement, in each case, whether such amounts or obligations owed are direct or indirect, absolute or contingent, matured or unmatured; (c) all other obligations or amounts owed to Buyer under the Guaranty.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

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“Operating Account” has the meaning set forth in Section 10(d) hereof.

“Other Taxes”  has the meaning set forth in Section 8(b) hereof.

“Participation Register” has the meaning set forth in Section 20(c) hereof.

“PATRIOT Act” has the meaning set forth in Section 35(f) hereof.

“Payment Date” means, with respect to a Purchased Asset, the fifth (5th) day of the month following the related Purchase Date and each succeeding fifth (5th) day of the month thereafter; provided,  that, with respect to such Purchased Asset, the final Payment Date shall be the Termination Date; and provided,  further, that if any such day is not a Business Day, the Payment Date shall be the next succeeding Business Day.

“PBGC”  means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person”  means any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Plan”  means, with respect to Seller or Guarantor, any employee benefit or similar plan that is or was at any time during the current year or immediately preceding five (5) years established, maintained or contributed to by Seller, Guarantor or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Post-Default Rate”  has the meaning assigned to such term in the Pricing Side Letter.

“Power of Attorney”  means a Power of Attorney substantially in the form of Exhibit B hereto.

“Price Differential”  means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post‑Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date or Remittance Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

“Pricing Rate”  has the meaning assigned to such term in the Pricing Side Letter.

“Pricing Side Letter” shall mean that certain letter agreement among Buyer, Guarantor and Seller, dated as of the date hereof, as the same may be amended from time to time.

“Property”  means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

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“Purchase Date”  means the date on which Purchased Assets are transferred by Seller to Buyer.

“Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.

“Purchase Price Percentage” has the meaning assigned to such term in the Pricing Side Letter.

“Purchased Assets”  means the Mortgage Loans and Agency Securities that are converted from Mortgage Loans that are Purchased Assets, in each case, sold by Seller to Buyer in a Transaction as evidenced by the Trust Receipt or receipt of such Agency Securities.

“Qualified Insurer”  means a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and acceptable under the Underwriting Guidelines.

“Records”  means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, Guarantor or any other person or entity with respect to a Purchased Asset.  Records shall include the Mortgage Notes, any Mortgages, the Mortgage Files, the credit files related to the Purchased Asset and any other instruments necessary to document or service a Mortgage Loan.

“Red Flag Rules” means, collectively, the guidelines and regulations required pursuant to 15 U.S. Code Section 1681m(e) and all similar rules and regulations promulgated by the SEC in (17 C.F.R. § 248.201 et seq. (Regulation S-ID)), the Commodity Futures Trading Commission (17 C.F.R. § 162.30 et seq.), bank regulators and the Federal Trade Commission (12 Code Fed. Regs. §§ 41.90 et seq., 222.90 et seq., 334.90 et seq. 16 Code Fed. Regs. Part 680), and all regulations and interpretations promulgated with respect thereto.

“Red Flag Rules Program” has the meaning set forth in Section 12(z) hereof.

“Register”  has the meaning set forth in Section 20 hereof.

“Regulations T, U and X”  means Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Remittance Date” means the first day of every month, or if such date is not a Business Day, the Business Day immediately following the first day of the month.

“Reportable Event”  means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .21, .22, .24, .26, .27 or .28 of PBGC Reg. § 4043.

“Repurchase Assets”  has the meaning set forth in Section 9(a) hereof.

“Repurchase Date”  means the date on which Seller is to repurchase the Purchased Assets subject to a Transaction from Buyer, which shall be the earliest of (a)  the date on which the

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related Mortgage Loan is sold pursuant to a Takeout Commitment,  (b) the date of a required repurchase for any other reason, or (c) the date of any optional repurchase or (d)  the Termination Date, including any date determined by application of the provisions of Sections 3,  7 or 14 hereof.

“Repurchase Price”  means the price at which Purchased Assets are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the total sum of the aggregate Purchase Price for such Purchased Assets and the Price Differential and any unpaid fees and expenses and indemnity amounts as of the date of such determination.

“Requirement of Law”  means as to any Person, any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, (a) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (b) the Dodd Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof.

“Responsible Officer”  means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.

“Restricted Cash”  has the meaning set forth in the Pricing Side Letter.

“S&P”  means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business or any successor thereto.

“Sanctioned Country”  means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or government (currently, Cuba, Iran, North Korea, Syria, Sudan and Crimea/Sevastopol).

“Sanctioned Person”  means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions or is the target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by OFAC, the U.S. Department of State, or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any of its member states including the French Republic, Her Majesty’s Treasury, Switzerland or any other relevant Sanctions authority, (b) any Person located, organized or resident in, or any Sanctioned Country or in any Governmental Authority or governmental instrumentality of, a Sanctioned Country or (c) any Person 25% or more directly or indirectly owned by, controlled by, or acting for the benefit or on behalf of, any Person described in clauses (a) or (b) hereof.

“Sanctions”  means any economic, financial, trade sanctions or embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, the U.S. Department of State, or the U.S. Department of Commerce (b) the United Nations Security Council; (c) the European Union or any

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of its member states including the French Republic; (d) Her Majesty’s Treasury; (e) Switzerland; or (f) any other relevant Sanctions authority.

“SEC”  means the Securities and Exchange Commission or any successor thereto.

“Section 8 Certificate” has the meaning set forth in Section 8(e) hereof.

“Seller”  has the meaning set forth in the preamble to this Agreement.

“Seller’s Release”  means the Seller’s Release substantially in the form of Exhibit F hereto.

“Servicer”  means Seller or any third party servicer, including any Affiliated Servicer, acceptable by Buyer in its sole discretion and any of their successors or permitted assigns.

“Servicer Notice”  means a notice acknowledged by (x) a third party Servicer, other than an Affiliated Servicer, substantially in the form of Exhibit D-1 hereto or (y) an Affiliated Servicer, substantially in the form of Exhibit D-2 hereto.

“Servicing Agreement”  means any servicing agreement entered into between Seller and a third party Servicer, as the same may be amended from time to time.

“Servicing Rights”  means the rights of any Person to administer, service or subservice, the Purchased Assets or to possess related Records.

“Settlement Agent” means, with respect to any Transaction the subject of which is a Wet‑Ink Mortgage Loan, the entity approved by Buyer, in its sole good‑faith discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet‑Ink Mortgage Loan is being originated.  A Settlement Agent is deemed approved unless Buyer notifies Seller otherwise at any time electronically or in writing.

“Single‑Employer Plan”  means a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

“SIPA”  has the meaning set forth in Section 32 hereof.

“Statement Date” has the meaning set forth in Section 12(v) hereof.

“Subsidiary”  means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity has or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

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“Supplemental Facility” means a residential mortgage funding facility (other than the facility evidenced by this Agreement and other than a warehouse facility) in favor of Seller.

“Takeout Commitment”  means an agreement or commitment of Seller to either (a) sell one or more identified Mortgage Loans to a Takeout Investor or (b) (i) swap one or more identified Mortgage Loans with a Takeout Investor that is an Agency for an Agency Security, and (ii) sell the related Agency Security to a Takeout Investor, and in each case, the corresponding Takeout Investor’s agreement or commitment back to Seller to effectuate any of the foregoing, as applicable.

“Takeout Date” has the meaning set forth in Section 10(f) hereof.

“Takeout Investor”  means any institution, including, without limitation, any Agency or PennyMac Mortgage Investment Trust and its Subsidiaries and any other entity which has made a Takeout Commitment, and has been approved by Buyer, which approval will be deemed granted by Buyer with respect to PennyMac Mortgage Investment Trust and its Subsidiaries and any other entity which has made a Takeout Commitment and has been disclosed in writing to Buyer prior to the execution of this Agreement.

“Taxes”  has the meaning set forth in Section 8(a) hereof.

“Termination Date”  has the meaning set forth in the Pricing Side Letter.

“Texas Cash-Out Refinance Mortgage Loan” means a Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution.

“Transaction”  has the meaning set forth in Section 1 hereof.

“Transaction Request”  means a request submitted by Seller on Buyer’s Promerit warehouse system to enter into a Transaction hereunder.

“TRID Rule” means the Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Finance Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.

“Trust Receipt”  means the “Master Trust Receipt” as such term is defined in the Custodial Agreement.

“Underwriting Guidelines”  means (i) the underwriting guidelines of Seller, which have been approved by Buyer, with respect to Conforming Mortgage Loans and Jumbo Mortgage Loans, and (ii) the underwriting guidelines of PennyMac Corp., which are approved by Buyer and which Buyer may access at PennyMac Corp.’s website (https://www.gopennymac.com/), with respect to Correspondent Mortgage Loans.

“Uniform Commercial Code”  and “UCC”  means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the

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Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“USDA Loan” means a first lien Mortgage Loan originated in accordance with the criteria established by and guaranteed by the United States Department of Agriculture.

“USDA Guaranty” shall mean the obligation of the United States to pay a specific percentage of a Mortgage Loan upon default of the Mortgagor pursuant to the Helping Families Save Their Homes Act of 2009, as amended.

“VA”  means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Approved Lender”  means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

“VA Loan”  means a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.

“VA Loan Guaranty Agreement”  means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“Warehouse Lender’s Release”  means the Warehouse Lender’s Release substantially in the form of Exhibit E hereto.

“Wet‑Ink Delivery Date” has the meaning assigned to such term in the Pricing Side Letter.

“Wet‑Ink Mortgage Loan”  means a Mortgage Loan which Seller is selling to Buyer simultaneously with the origination thereof by Seller or other Mortgage Loan for which the Mortgage File is not available at the time of purchase of such Mortgage Loan.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 3.	Initiation; Termination

(a) Conditions Precedent to Initial Transaction.  Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer has received from Seller or Guarantor any fees and expenses payable hereunder, and all of the following documents, each of which is satisfactory in form and substance to Buyer and its counsel:

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(i) Facility Documents. The Facility Documents duly executed by the parties thereto.

(ii) Opinions of Counsel.  An opinion or opinions of counsel to Seller and Guarantor in form and substance acceptable to Buyer, covering corporate matters, enforceability, creation, perfection and first priority of security interest, Investment Company Act of 1940, as amended and matters referred to in Section 31 hereof.

(iii) Seller’s Organizational Documents.  An officer’s certificate of Seller, in form and substance acceptable to Buyer, attaching and certifying to (A) a certificate of corporate existence of Seller; (B) certified copies of the organizational documents of Seller; (C) resolutions or other company authority for Seller,  in form and substance acceptable to Buyer, with respect to the execution, delivery and performance of the Facility Documents and each other document to be delivered by Seller from time to time in connection herewith; (D) an incumbency certificate of the corporate secretary of Seller, which sets forth the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Facility Documents and (E) a certified copy of a good standing certificate from the jurisdiction of organization of Seller, dated as of no earlier than the date ten (10) Business Days prior to the Effective Date.

(iv) Guarantor’s Organizational Documents.  An officer’s certificate of Guarantor, in form and substance acceptable to Buyer, attaching and certifying to (A) a certificate of corporate existence of Guarantor; (B) certified copies of the organizational documents of Guarantor; (C) resolutions or other company authority for Guarantor, in form and substance acceptable to Buyer, with respect to the execution, delivery and performance of the Facility Documents and each other document to be delivered by Guarantor from time to time in connection herewith; (D) an incumbency certificate of the corporate secretary of Guarantor, which sets forth the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Facility Documents and (E) a certified copy of a good standing certificate from the jurisdiction of organization of Guarantor, dated as of no earlier than the date ten (10) Business Days prior to the Effective Date.

(v) Security Interest.  Evidence that all actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Assets and other Repurchase Assets have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC‑1.

(vi) Underwriting Guidelines.  A true and correct copy of (i) the Underwriting Guidelines of Seller certified by an officer of Seller, which have been approved by Buyer, with respect to Conforming Mortgage Loans and Jumbo Mortgage Loans, and (ii) the Underwriting Guidelines of PennyMac Corp., which Buyer may access at PennyMac Corp.’s website (https://www.gopennymac.com/), with respect to Correspondent Mortgage Loans and are subject to Buyer’s approval.

(vii) Insurance. Evidence that each of Seller and Guarantor has added Buyer as an additional insured and loss payee under its Fidelity Insurance.

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(viii) KYC Information.  The Buyer shall have received all documentation and other information about the Seller and Guarantor as shall have been reasonably requested by the Buyer that it shall have determined is required by regulatory authorities under applicable “know your customer” and AML Laws.

(ix) Fees. Payment of any fees due to Buyer hereunder pursuant to Section 3 of the Pricing Side Letter.
(x) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

(b) Conditions Precedent to all Transactions.  Upon satisfaction of the conditions set forth in this Agreement, including in this Section 3,  Buyer shall, up to the Committed Amount, and may, on an uncommitted basis and in its sole and absolute discretion as set forth in Section 1 hereof,  up to the Maximum Purchase Price, enter into a Transaction with Seller.  Buyer’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto:

(i) Due Diligence Review.  Without limiting the generality of Section 18 hereof, Buyer has completed, to its satisfaction, its due diligence review of the related Mortgage Loans, Seller, Servicer and Guarantor, including by contracting for due diligence to be performed on a representative sample of fifty five (55) Mortgage Loans and the results related to such sample shall be satisfactory to Buyer in its sole discretion. Seller shall be responsible for reimbursing Buyer for the reasonable costs and expenses related to such due diligence review.

(ii) No Default. No Default or Event of Default has occurred and is continuing under the Facility Documents.

(iii) Representations and Warranties.  Both immediately prior to the Transaction and also after giving effect thereto, the representations and warranties in Section 12 and Schedule 1 hereof, are true, correct and complete on and as of such Purchase Date in all material respects (or all respects to the extent any such representation and warranty is already qualified by materiality or words of like import) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(iv) No Margin Deficit. After giving effect to the requested Transaction, the Asset Value of all Purchased Assets exceeds the aggregate Repurchase Price for such Transactions.

(v) Transaction Request.  On or prior to (A) 3:00 p.m. (New York Time) on the related Purchase Date for Mortgage Loans that are not Wet-Ink Mortgage Loans and (B) 4:00 p.m. (New York time) on the related Purchase Date for Wet-Ink Mortgage Loans,  Seller has delivered to Buyer (A) a Transaction Request; and (B) a Mortgage Loan Schedule.

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(vi) Delivery of Mortgage File.  Pursuant to the terms of the Custodial Agreement, with respect to a Mortgage Loan which is not a Wet-Ink Mortgage Loan, (A)  Seller has delivered to Custodian the Mortgage File with respect to each Purchased Asset and (B)  Custodian has issued a Trust Receipt with respect to each such Purchased Asset to Buyer.

(vii) Fees and Expenses.  Buyer has received all fees and expenses of counsel to Buyer as contemplated by Section 16(b) and the Pricing Side Letter which amounts, at Buyer’s option, may be withheld from the proceeds remitted by Buyer to Seller pursuant to any Transaction hereunder.

(viii) Maximum Purchase Price.  The sum of (i) the aggregate unpaid Repurchase Price (excluding accrued but unpaid Price Differential) for all prior outstanding Transactions and (ii) the requested Purchase Price for the pending Transaction, in each case, does not exceed the Committed Amount or, if applicable, the Maximum Purchase Price (as the case may be) as provided in Section 1 above.

(ix) Release Documentation.  Seller shall have delivered to Buyer, (a) with respect to a Correspondent Mortgage Loan, a bailee letter from the third party originator or its designee in form and substance acceptable to Buyer in its sole discretion,  (b) with respect to a Mortgage Loan that has been subject to a third party warehouse agreement (as approved by Buyer), a Warehouse Lender’s Release, and (c) with respect a Mortgage Loan that Buyer is purchasing directly from Seller (as approved by Buyer), a Seller’s Release.

(x) Underwriting Guidelines.  Seller shall have delivered to Buyer any amendments or modifications to the Underwriting Guidelines with respect to Mortgage Loans for the pending Transaction, and such amendments or modifications shall have been approved in writing by Buyer.

(xi) Closing Protection Letter; Appraisal; “Clear to Close” Statement. With respect to Wet-Ink Mortgage Loans, Buyer has received a Closing Protection Letter.  With respect to Jumbo Mortgage Loans, Buyer has received an appraisal and a “clear to close” statement from the Takeout Investor, in each case, in form and substance acceptable to Buyer in its sole discretion.

(xii) Outbreak of Hostilities and War.  No outbreak or material escalation of hostilities nor a declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial markets is such as to make it, in the good faith judgment of Buyer impractical for Buyer to fund its obligations under this Agreement, shall have occurred.

(xiii) Absence of a “Repo Market” or “Lending Market”.  No event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by securities nor shall an event or events have occurred resulting in Buyer not being able to finance Purchased Assets through the “repo market” or “lending market” with traditional

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counterparties at rates which would have been reasonable prior to the occurrence of such event or events.

(xiv) Acts of God and Other Acts.  No other event beyond the control of Buyer shall have occurred which Buyer determines in its good faith has resulted in Buyer’s inability to perform its obligations under this Agreement including, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, fire, communication line failures, system failures, computer viruses, power failures, earthquakes, or other disasters of a similar nature to the foregoing.

Each Transaction Request delivered by Seller hereunder will constitute a certification by Seller that all the conditions set forth in this Section 3(b) have been satisfied (both as of the date of such notice or request and as of Purchase Date).

(c) Initiation.

(i) Seller will deliver a Transaction Request to Buyer on or prior to the date and time set forth above prior to entering into any Transaction.  Such Transaction Request will include a Mortgage Loan Schedule with respect to the Mortgage Loans to be sold in such requested Transaction.

(ii) Subject to the terms and conditions of this Agreement, during such period Seller may repurchase Eligible Mortgage Loans hereunder and enter into Transactions with respect to new Mortgage Loans with Buyer pursuant to the terms of this Agreement.

(iii) No later than the date and time set forth above, Seller shall deliver to Custodian the Mortgage File pertaining to each Eligible Mortgage Loan to be purchased by Buyer.

(iv) Subject to the provisions of this Section 3,  the Purchase Price will be transferred by Buyer, via wire transfer, in the aggregate amount of such Purchase Price in funds immediately available (i) with respect to Mortgage Loans for which a Warehouse Lender’s Release is delivered, to the Warehouse Lender (as defined in such Warehouse Lender’s Release), (ii) with respect to Mortgage Loans (other than Wet-Ink Mortgage Loans) for which a Seller’s Release is delivered, to the Seller or (iii) with respect to Wet-Ink Mortgage Loans, to the Settlement Agent. Notwithstanding anything to the contrary set forth herein, to the extent the Purchase Price will be funding a third party, Buyer may require Seller to make available certain funds necessary to account for the full price owed to such third party before Buyer shall remit such Purchase Price. Any shortfall between the Purchase Price remitted to such third party and the full price to be remitted to such third party to effectuate a full funding, release of lien or conveyance for the purchase of Mortgage Loans shall be remitted to the Operating Account by Seller and may be withdrawn by Buyer in order to fund such shortfall.

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(d) Repurchase.

(i) Seller shall repurchase the related Purchased Assets from Buyer on each related Repurchase Date. In addition, Seller may repurchase Purchased Assets without penalty or premium on any date. If Seller intends to make such a repurchase, Seller shall give one (1) Business Day’s prior written notice to Buyer, designating the Purchased Assets to be repurchased.  Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Asset on each Remittance Date except as otherwise provided herein).  Seller is obligated to repurchase and take physical possession of the Purchased Assets from Buyer or its designee (including the Custodian) at Seller’s expense on the related Repurchase Date.

(ii) Provided that no Default shall have occurred and is continuing, and Buyer has received the related Repurchase Price upon repurchase of the Purchased Assets, Buyer agrees to release its ownership interest hereunder in the Purchased Assets (including, the Repurchase Assets related thereto) at the request of Seller.  The Purchased Assets (including the Repurchase Assets related thereto) shall be delivered to Seller free and clear of any lien, encumbrance or claim. With respect to payments in full by the related Mortgagor of a Purchased Asset, Seller agrees to immediately remit (or cause to be remitted) to Buyer the Repurchase Price with respect to such Purchased Asset.  Buyer agrees to release its ownership interest in Purchased Assets which have been prepaid in full after receipt of evidence of compliance with the immediately preceding sentence. Any Repurchase Price remitted to Buyer, including any amount paid by any third party in connection with a Purchased Asset, shall be deposited in an account maintained by Buyer or with the Custodian for the benefit of the Buyer.

(iii) On the Repurchase Date, termination of the Transaction will be effected by reassignment to Seller or its designee of the Purchased Assets (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 6) against the simultaneous transfer of the Repurchase Price to an account of Buyer.  Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset (but liquidation or foreclosure proceeds received by Buyer will be applied to reduce the Repurchase Price for such Purchased Asset on each Repurchase Date except as otherwise provided herein).  Seller is obligated to obtain the Mortgage Files from Buyer at Seller’s expense on the Repurchase Date.

SECTION 4.	Price Differential.

(a) The accrued and unpaid Price Differential shall be settled in cash on each related Payment Date.  Two Business Days prior to the Payment Date,  Buyer shall give Seller written or electronic notice of the amount of the Price Differential due on such Payment Date.  On the Payment Date, Seller shall pay to Buyer the Price Differential for such Payment Date (along with any other amounts to be paid pursuant to Section 6 hereof and Section 3 of the Pricing Side Letter), by wire transfer in immediately available funds.

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(b) If Seller fails to pay all or part of the Price Differential by 5:00 p.m. (New York City time) on the related Payment Date, with respect to any Purchased Asset, Seller shall be obligated to pay to Buyer (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Post-Default Rate until the Price Differential is received in full by Buyer.

SECTION 5.	Margin Amount Maintenance
(a) Buyer may determine the Asset Value of the Purchased Assets at such intervals as determined by Buyer in its sole discretion.

(b) If at any time the total aggregate Asset Value of all Purchased Assets subject to a Transaction is less than the applicable total aggregate Purchase Price for such Purchased Assets (a “Margin Deficit”), then Buyer may by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to Buyer cash so that the total aggregate Asset Value of all Purchased Assets will thereupon equal or exceed the total aggregate Purchase Price for such Transaction.  If Buyer delivers a Margin Call to Seller on or prior to 10:00 a.m. (New York City time) on any Business Day, then Seller shall transfer cash to Buyer no later than 5:00 p.m. (New York City time) that day.  In the event Buyer delivers a Margin Call to a Seller after 10:00 a.m. (New York City time) on any Business Day, Seller will be required to transfer cash no later than 12:00 p.m. (New York City time) on the subsequent Business Day.

(c) Buyer’s election, in its sole and absolute discretion, not to make a Margin Call at any time there is a Margin Deficit will not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.

(d) Any cash transferred to Buyer pursuant to Section 5(b) above will be held applied to reduce the outstanding Purchase Price.
SECTION 6.	Income Payments

(a) Seller shall, or shall cause Servicer to (if Seller is not the Servicer), hold for the benefit of, and in trust for, Buyer all income, including, without limitation, all Income received by or on behalf of Seller with respect to such Purchased Assets.  Seller shall, or shall cause Servicer to (if Seller is not the Servicer), deposit such Income in a Collection Account with a financial institution acceptable to Buyer.  All such Income shall be held in trust for Buyer, shall constitute the property of Buyer (except for tax purposes which shall be treated as income and property of Seller), and shall not be commingled with other property of Seller, any Affiliate of Seller.  Following an Event of Default, funds deposited in the Collection Account during any month shall be held therein, in trust for Buyer, and shall be remitted to Buyer on a daily basis.

(b) Upon an Event of Default, all funds in the Collection Account shall be withdrawn and applied as determined by Buyer and Seller will or will cause the Servicer to remit all income to an account designated by Buyer.

(c) Notwithstanding anything to the contrary set forth herein, upon receipt by Seller of any prepayment of principal in full, with respect to a Purchased Asset, Seller shall

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promptly remit such amount to Buyer and Buyer shall apply any such amount received by Buyer on the Repurchase Date.
SECTION 7.	Requirements of Law

(a) If Buyer has determined that the adoption of or any change in any law (including in any Requirement of Law) or accounting rules or in the interpretation or application thereof, or compliance by Buyer or any corporation controlling Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction or change the basis of taxation of payments to Buyer in respect thereof;

(ii) imposes, modifies or holds applicable any reserve, eurocurrency reserve requirement, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBOR Rate hereunder;

(iii) imposes on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, and subject to Section 7(c) below Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.  Nothing in this Section 7(a) shall be construed to limit the Buyer’s right to reimbursement, gross-up or payment under any other section of this Agreement.

(b) If Buyer has determined that the adoption of or any change in any law (including in any Requirement of Law) or accounting rules regarding capital adequacy, capital requirements or liquidity or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) made subsequent to the date hereof, has or would have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of such change in law or accounting rules, then from time to time, and subject to Section 7(c) below, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.

(c) If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Seller of the event by reason of which it has become so entitled (the “Yield Protection Notice”).  A certificate as to any additional amounts payable pursuant to this Section submitted by Buyer to Seller will be conclusive in the absence of manifest error.    Within five (5)  Business Days after receipt of a Yield Protection Notice, the Seller shall pay to Buyer such additional amounts set forth in the Yield Protection Notice, provided that if the Termination Date is not scheduled to occur for at least another sixty (60) calendar days after the

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date of receipt of such Yield Protection Notice, Seller may designate an earlier Termination Date by written notice given to Buyer  (provided that Buyer shall have the option to withdraw its Yield Protection Notice in its discretion in which event the Seller’s designation of an earlier Termination Date shall be deemed rescinded), and Seller (unless the Seller’s designation of an earlier Termination Date is deemed rescinded as provided above) shall be obligated to pay any remaining quarterly Commitment Fee installments accrued through the Termination Date and shall only be obligated to pay to Buyer such increase in costs or additional amounts pursuant to this Section through the Termination Date.

(d) Notwithstanding anything in this Agreement to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, is deemed to have been introduced and adopted after the date of this Agreement.

SECTION 8.	Taxes.

(a) Any and all payments by Seller and Guarantor under or in respect of this Agreement or any other Facility Documents to which Seller or Guarantor is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law.  If Seller or Guarantor shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Facility Documents to Buyer, (i) Seller or Guarantor, as applicable, shall make all such deductions and withholdings in respect of Taxes, (ii) Seller or Guarantor, as applicable, shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Seller or Guarantor, as applicable, shall be increased as may be necessary so that after Seller or Guarantor, as applicable, has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 8) Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes.  For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of Buyer, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Facility Documents (in which case such Taxes will be treated as Non-Excluded Taxes).

(b) In addition, Seller and Guarantor hereby agree to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Facility

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Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Facility Document (collectively, “Other Taxes”).

(c) Seller and Guarantor hereby agree to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable by Seller or Guarantor, as applicable, under this Section 8 imposed on or paid by Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.  The indemnity by Seller and Guarantor provided for in this Section 8(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted.  Amounts payable by Seller and Guarantor under the indemnity set forth in this Section 8(c) shall be paid within ten (10) days from the date on which Buyer makes written demand therefor.

(d) Within thirty (30) days after the date of any payment of Taxes, Seller or Guarantor, as applicable, (or any Person making such payment on behalf of Seller or Guarantor, as applicable) shall furnish to Buyer for its own account a certified copy of the original official receipt evidencing payment thereof.

(e) For purposes of subsection (e) of this Section 8, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code. Each Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “N.A.,” “National Association,” “insurance company,” or “assurance company” (a “Non-Exempt Buyer”) shall deliver or cause to be delivered to Seller and Guarantor the following properly completed and duly executed documents:

(i) in the case of a Non-Exempt Buyer that is not a United States person or is a foreign disregarded entity for U.S. federal income tax purposes that is entitled to provide such form, a complete and executed (x) U.S. Internal Revenue Form W-8BEN with Part II completed in which Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

(ii) in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit A (a “Section 8 Certificate”) or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(iii) in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

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(iv) in the case of a Non-Exempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a Section 8 Certificate; or

(v) in the case of a Non-Exempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 8 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this section if such beneficial owner were Buyer, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v) to be made in the sole discretion of Seller and Guarantor,  provided,  however, that Buyer shall be provided an opportunity to establish such compliance as reasonable; or

(vi) in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be provided by its beneficial owner pursuant to this Section if such beneficial owner were Buyer; or

(vii) in the case of a Non-Exempt Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 8 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by each such person pursuant to this Section if each such person were Buyer; or

(viii) if a payment made to Buyer under any Facility Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to the Seller at the time or times prescribed by law and at such time or times reasonably requested by the Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller as may be necessary for the Seller to comply with their obligations under FATCA and to determine that such Lender has complied with such Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for

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purposes of this subclause (viii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Buyer provided a form pursuant to clause (e)(i)(x) and the form provided by Buyer at the time Buyer first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof, indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate and any U.S. Federal withholding Taxes imposed under FATCA shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form.  If, however, on the date a Person becomes an assignee, successor or participant to this Agreement, Buyer transferor was entitled to indemnification or additional amounts under this Section 8, then Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

(f) For any period with respect to which Buyer has failed to provide Seller or Guarantor with the appropriate form, certificate or other document described in subsection (e) of this Section 8 (other than (i) if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided by Buyer, or (ii) if it is legally inadvisable or otherwise commercially disadvantageous for Buyer to deliver such form, certificate or other document), Buyer shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 8 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Seller or Guarantor, as applicable, shall take such steps as Buyer shall reasonably request, to assist Buyer in recovering such Non-Excluded Taxes.

(g) Without prejudice to the survival of any other agreement of Seller or Guarantor hereunder, the agreements and obligations of Seller and Guarantor contained in this Section 8 shall survive the termination of this Agreement.  Nothing contained in this Section 8 shall require Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

(h) Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat the Transaction as indebtedness of Seller and Guarantor that is secured by the Purchased Assets and the Purchased Assets as owned by Seller for federal income tax purposes in the absence of a Default by Seller or Guarantor.  All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

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SECTION 9.	Security Interest; Buyer’s Appointment as Attorney-In‑Fact

(a) Security Interest.  On each Purchase Date, Seller hereby sells, assigns and conveys all rights and interests in the Purchased Assets identified on the related Mortgage Loan Schedule and the Repurchase Assets on a servicing released basis.  Although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Assets, any Agency Security or right to receive such Agency Security when issued to the extent backed by any of the Purchased Assets, the Records related to any Purchased Asset, and all Servicing Rights related to the Purchased Assets, the Facility Documents (to the extent such Facility Documents and Seller’s rights thereunder relate to the Purchased Assets), any Property relating to any Purchased Asset or the related Mortgaged Property, any Takeout Commitments relating to any Purchased Asset, the Collection Account, all insurance policies and insurance proceeds relating to any Purchased Asset or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any), any Income relating to any Purchased Asset, any Interest Rate Protection Agreements to the extent relating to any Purchased Asset, and any other contract rights, accounts (including any interest of Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Asset and any other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets, all collateral under any other secured debt facility (including, without limitation, any facility documented as a repurchase agreement or similar purchase and sale agreement) between Seller or its Affiliates on the one hand and Buyer or Buyer’s Affiliates on the other, and any proceeds (including the related securitization proceeds) and distributions of any of the foregoing and any other property, rights, title or interests as are specified on a Trust Receipt and Custodial Loan Transmission and Exception Report with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).

Without limiting the generality of the foregoing and in the event that Seller is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, Seller grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created.  The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets as Buyer, at its option, may deem appropriate.  Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 9.

(b) Buyer’s Appointment as Attorney in Fact. Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as

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its true and lawful attorney‑in‑fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller, if an Event of Default has occurred and be continuing, to do the following:

(i) in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other Repurchase Assets whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;

(iii) (A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets; (E) to defend any suit, action or proceeding brought against Seller with respect to any Repurchase Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.

Seller hereby ratifies all that said attorneys lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and is irrevocable.  In addition to the foregoing, Seller agrees to execute a Power of Attorney to be delivered on the date hereof.

Seller also authorizes Buyer, if an Event of Default has occurred, from time to time, to execute, in connection with any sale provided for in Section 15 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

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The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Repurchase Assets and do not impose any duty upon it to exercise any such powers.  Buyer will be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents are responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

SECTION 10.	Payment, Transfer and Custody

(a) Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder will be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Buyer at the account detailed in Schedule 4 no later than 5:00 p.m. (New York City time), on the date on which such payment is due (and each such payment made after such time will be deemed to have been made on the next succeeding Business Day).  Seller acknowledges that it has no rights of withdrawal from the foregoing account.

(b) On the Purchase Date for each Transaction, ownership of the Purchased Assets is transferred to Buyer against the simultaneous transfer of the Purchase Price to the account of (i) with respect to Mortgage Loans for which a Warehouse Lender’s Release is delivered, the Warehouse Lender, (ii) with respect to Mortgage Loans for which a Seller’s Release is delivered, the Seller, or (iii) with respect to Wet-Ink Mortgage Loans, the Settlement Agent, in each case as detailed in the related Transaction Request, simultaneously with the delivery to Buyer of the Purchased Assets relating to each Transaction.

(c) In connection with such sale, transfer, conveyance and assignment, on or prior to each Purchase Date, Seller shall deliver or cause to be delivered and released to Buyer the Mortgage File for the related Purchased Assets.

(d) From time to time, Seller may provide funds to Buyer for deposit to a non-interest bearing demand deposit account (the “Operating Account”) in accordance with this Section 10.  The Operating Account shall be established by the Buyer with the Bank and shall be in the name of the Buyer.  The Buyer shall have exclusive withdrawal rights from the Operating Account.  Buyer shall maintain records of Seller’s interest in the funds maintained in the Operating Account and shall deliver, or cause to be delivered, to Seller on a daily basis a balance statement for the Operating Account.  Withdrawals may be paid by wire transfer or any other means chosen by Buyer from time to time in its sole discretion.

(e) No more than once per day, Seller may submit a written request (which may be via e-mail) to Buyer to withdraw available funds from the Operating Account to be applied pursuant to such request.  If such request is received by Buyer on or prior to 5:00 p.m. (New York City time) on any Business Day, such funds shall be remitted in accordance with such request on the same Business Day; provided, that, any request received after 5:00 p.m. (New York City time) shall be remitted on the following Business Day.

(f) In connection with any purchase by a Takeout Investor (such date, the “Takeout Date”), any amounts received in excess of amounts due to Buyer shall be deposited into the Operating Account.

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SECTION 11.	FEEs

Seller shall pay to Buyer all fees due and owing, as, and in the manner, set forth in the Pricing Side Letter.

SECTION 12.	Representations

Each of Seller and Guarantor represents and warrants to Buyer that as of the Purchase Date for any Purchased Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and as of each date while the Facility Documents and any Transaction hereunder are in full force and effect:

(a) Organization, Etc.  (i) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.  Seller (x) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; (y) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary; and (z) has full power and authority to execute, deliver and perform its obligations under the Facility Documents. (ii) Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.  Guarantor (x) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; (y) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary; and (z) has full power and authority to execute, deliver and perform its obligations under the Facility Documents.

(b) Authorization, Compliance, Etc.  The execution and delivery of, and the performance by Seller and Guarantor of its obligations under, the Facility Documents to which it is a party (i) are within Seller’s and Guarantor’s powers, (ii) have been duly authorized by all requisite action, (iii) do not violate any provision of applicable law, rule or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or its organizational documents, (iv) do not violate any indenture, agreement, document or instrument to which Seller or Guarantor or any of their Subsidiaries is a party, or by which any of them or any of their properties, any of the Repurchase Assets is bound or to which any of them is subject and (v) are not in conflict with, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by any Facility Document, result in the creation or imposition of any Lien upon any of the property or assets of Seller or Guarantor or any of their Subsidiaries pursuant to, any such indenture, agreement, document or instrument.  Neither Seller nor Guarantor is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the consummation of the Transactions contemplated herein and the execution, delivery or performance of the Facility Documents to which it is a party.

(c) Ability to Perform.  Neither Seller nor Guarantor believes, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Facility Documents to which it is a party on its part to be performed.

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(d) Enforceability.  This Agreement and all of the other Facility Documents executed and delivered by Seller and Guarantor, as applicable, in connection herewith are legal, valid and binding obligations of Seller and Guarantor, as applicable, and are enforceable against Seller and Guarantor, as applicable, in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(e) Litigation.  There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their Subsidiaries or affecting any of the Repurchase Assets or any of the other properties of Seller or Guarantor before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $10,000,000 with respect to Seller or Guarantor, (iii) individually or in the aggregate, if adversely determined, would have a Material Adverse Effect, or (iv) requires filing with the SEC in accordance with its regulations.

(f) Acting as Principal. Seller will engage in such Transactions as principal.

(g) No Broker.  Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement.

(h) Solvency.  As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of Seller and Guarantor is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of Seller and Guarantor in accordance with GAAP) of Seller and Guarantor and each of Seller and Guarantor is solvent and, after giving effect to the transactions contemplated by this Agreement and the other Facility Documents, will not be rendered insolvent or left with an unreasonably small amount of capital with which to conduct its business and perform its obligations.  Seller and Guarantor do not intend to incur, nor do they believe that they have incurred, debts beyond their ability to pay such debts as they mature.  Neither Seller nor Guarantor is contemplating the commencement of an insolvency, bankruptcy, liquidation, or consolidation proceeding or the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of itself or any of its property.

(i) Chief Executive Office/Jurisdiction of Organization.  On the Effective Date, Seller’s chief executive office is, and has been, located at 3043 Townsgate Road, Westlake Village, CA 91361.  Seller’s jurisdiction of organization is Delaware.  On the Effective Date, Guarantor’s chief executive office is, and has been, located at 3043 Townsgate Road, Westlake Village, CA 91361.  Guarantor’s jurisdiction of organization is Delaware.

(j) Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records related to the Repurchase Assets is its chief executive office.

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(k) Accurate and Complete Disclosure.  The information contained in reports, financial statements, exhibits, schedules and certificates furnished in writing by or on behalf of Seller or Guarantor to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.  There is no fact known to Seller or Guarantor, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(l) No Default. No Default or Event of Default has occurred and is continuing.
(m) Underwriting Guidelines. The Underwriting Guidelines provided to Buyer are the true and correct Underwriting Guidelines of Seller.
(n) No Adverse Selection. Seller has not selected the Purchased Assets in a manner so as to adversely affect Buyer’s interests.

(o) Margin Regulations.  The use of all funds acquired by Seller under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

(p) ERISA.

(i) No liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected by Seller or Guarantor to be incurred by Seller, Guarantor or any ERISA Affiliate thereof with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(ii) No Plan which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no such plan which is subject to Section 412 of the Code failed to meet the requirements of Section 436 of the Code as of such last day.  Neither Seller, Guarantor nor any ERISA Affiliate thereof is subject to a Lien in favor of such a Plan as described in Section 430(k) of the Code or Section 303(k) of ERISA.

(iii) Each Plan of Seller, Guarantor, each of their Subsidiaries and each of their ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.

(iv) Neither Seller, Guarantor nor any of their Subsidiaries has incurred a tax liability under Chapter 43 of the Code or a penalty under Section 502(i) of ERISA which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.

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(v) Neither Seller, Guarantor nor any of their Subsidiaries nor any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(q) Plan Assets.  Neither Seller nor Guarantor is an employee benefit plan as defined in Section 3 of  Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, in Seller’s or Guarantor’s hands, as applicable, and transactions by or with Seller and Guarantor are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(r) Taxes.  Seller, Guarantor and their respective Subsidiaries have timely filed all tax returns that are required to be filed by them and have timely paid all Taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.    There are no Liens for Taxes, except for statutory liens for Taxes not yet due and payable.

(s) Agency Approvals.  With respect to each Agency Security and to the extent necessary, Seller is an FHA Approved Mortgagee, a VA Approved Lender and approved by GNMA as an approved issuer.  Seller is also approved by Fannie Mae as an approved single family lender and Freddie Mac as an approved single family seller/servicer, and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.  In each such case, Seller is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency.  Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

(t) AML Laws; Anti-Corruption Laws and Sanctions.  Each of the Seller and Guarantor has implemented and maintains in effect policies and procedures designed to ensure compliance by the Seller, Guarantor, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.  None of (a) the Seller, Guarantor, any Subsidiary of Seller or Guarantor or any of their respective directors or officers, or, to the knowledge of the Seller or Guarantor, any of their respective employees or Affiliates, or (b) to the knowledge of the Seller or Guarantor, any agent of the Seller, Guarantor, or any Subsidiary or other Affiliate that will act in any capacity in connection with or benefit from the facility established hereby, (i) is a Sanctioned Person, or (ii) is in violation of, or has engaged in any activity or conduct that would violate, and AML Laws, Anti-Corruption Laws, or Sanctions or is located, organized or resident in a Sanctioned Country. No Transaction, use of proceeds or other transaction contemplated by this Agreement will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions by any person participating

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in the transactions contemplated by this Agreement, whether as seller,  buyer, guarantor, agent, or otherwise.  Each of Seller and Guarantor represents that neither it nor any of its Subsidiaries, nor its parent company or, to the knowledge of the Borrower, any other Affiliate has engaged in or intends to engage in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.

(u) Status of Parties.  Seller and Guarantor each agrees that Buyer is not acting as a fiduciary for Seller or Guarantor or as an advisor to Seller or Guarantor in respect of this Agreement, the other Facility Documents or the Transactions associated therewith.

(v) Financial Statements.  Seller and Guarantor have each heretofore furnished to Buyer a copy of its (a)  consolidated balance sheets for the fiscal year ended December 31, 2016 and the related consolidated statements of income and retained earnings and of cash flows for each of Seller and Guarantor for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of Deloitte & Touch LLP and (b)  consolidated balance sheets for the quarterly fiscal period(s) of each of Seller and Guarantor ended March 31, 2017,  June 30, 2017 and September 30, 2017, and the related consolidated statements of income and retained earnings and of cash flows for each of Seller and Guarantor for such quarterly fiscal period(s).  All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of Seller and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis.  Since September 30, 2017, there has been no change in the consolidated business, operations or financial condition of Seller and Guarantor taken as a whole from that set forth in said financial statements which would constitute a Material Adverse Effect, nor is Seller or Guarantor aware of any state of facts which (without notice or the lapse of time) would or could have a Material Adverse Effect.  Neither Seller nor Guarantor have, on the date of the statements delivered pursuant to this section (the “Statement Date”), any liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long‑term leases or unusual forward or long‑term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller or Guarantor except as heretofore disclosed to Buyer in writing.

(w) Indebtedness. As of the Effective Date, neither Seller nor Guarantor have any material Indebtedness, except as disclosed on Schedule 2 to this Agreement.

(x) No Reliance.  Each of Seller and Guarantor has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary.  Neither Seller nor Guarantor is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

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(y) Purchased Assets.    The provisions of this Agreement are effective to either constitute a sale of Purchased Assets to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Repurchase Assets.

(z) Red Flag Rules Program.  Each of Seller, Guarantor and Servicer has developed and implemented a written identity theft program that (i) is designed to detect, identify, prevent and mitigate identity theft in connection with each Mortgage Loan now or hereafter subject to this Agreement and the Servicing Agreement and (ii) is and has been in full compliance at all times with the Red Flag Rules (a “Red Flag Rules Program”).

SECTION 13.	Covenants

On and as of the date of this Agreement and each Purchase Date and at all times until this Agreement is no longer in force, each of Seller and Guarantor covenants as follows:

(a) Preservation of Existence; Compliance with Law. Seller and Guarantor shall:
(i) Preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business;

(ii) Comply with the requirements of all Requirements of Law, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws);

(iii) Maintain all licenses, permits or other approvals necessary for each of Seller and Guarantor to conduct its business and to perform its obligations under the Facility Documents, and shall conduct its business strictly in accordance with applicable law;

(iv) Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(v) Permit representatives of Buyer, upon reasonable notice (unless an Event of Default has occurred and is continuing, in which case, no prior notice is required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer; and

(vi) Maintain in effect and enforce policies and procedures designed to ensure compliance by the Seller, Guarantor, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.

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(b) Reporting. Seller and Guarantor shall each maintain a system of accounting established and administered in accordance with GAAP, and furnish to Buyer:

(i) Within ninety (90) days after the close of each fiscal year, Financial Statements, including a statement of income and changes in shareholders’ equity of each of Seller and Guarantor for such year, and the related balance sheet as at the end of such year, all in reasonable detail and accompanied by an opinion of an accounting firm as to said financial statements;

(ii) Within forty-five  (45) days after the end of each calendar month, the unaudited balance sheets and changes in shareholder equity of each of Seller and Guarantor as at the end of such period and the related unaudited statements of income and of cash flows for Seller for such period and the portion of the fiscal year through the end of such period, subject, however, to year-end adjustments;

(iii) Simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsections (i) and (ii) above, or monthly upon Buyer’s request, a Financial Officer’s Compliance Certificate and certified by the chief financial officer of Seller or Guarantor, as applicable;

(iv) If requested, copies of any recent 10‑Ks, 10‑Qs, registration statements and other “corporate finance” SEC filings (other than 8‑Ks) by PennyMac Financial Services, Inc., within five (5) Business Days of such request; and

(v) Reserved.

(vi) Within forty-five (45) days after each calendar month, a lender certification package including, without limitation, Seller’s and Guarantor’s monthly financial statements,  an indebtedness schedule, a schedule of expired, terminated or reduced financing facilities, a schedule of loan originations, a  HUD report (including FHA streamline), a  HUD compare ratio, a schedule of repurchases and early payment defaults,  a  quality control report, a report on all Interest Rate Protection Agreements outstanding with respect to all mortgage loans owned by Seller, including those related to the Purchased Assets,  a report on the mark to market of all mortgage loans owned by the Seller, including Purchased Assets, and a litigation summary,  in each case, in a format acceptable to Buyer.

(vii) Within thirty (30) days after the end of each calendar month, a Mortgage Loan status report in a format acceptable to Buyer.
(viii) Reserved.
(ix) Reserved.
(x) Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of Seller or Guarantor as Buyer may reasonably request.

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(c) Notice of Proceedings or Adverse Change. Seller and Guarantor shall give notice to Buyer:
(i) immediately after a Responsible Officer of Seller has any knowledge of:

(A) the occurrence of (a) any Default or Event of Default, or (b) any default or breach by Servicer of any Facility Document, or (c) any default or breach by Seller, Guarantor or Servicer of any material contract or agreement to which it is a party;

(B) any (a) default or event of default under any Indebtedness of Seller or Guarantor or any material and adverse notices (including, without limitation, notices of default, breaches, potential defaults or potential breaches) (b) litigation, investigation, regulatory action or proceeding that is pending or threatened by or against Seller or Guarantor in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default, and (c) Material Adverse Effect with respect to Seller or Guarantor;

(C) any litigation or proceeding that is pending or threatened against (a) (x) Seller in which the amount involved exceeds $10,000,000 or (y) Guarantor in which the amount involved exceeds $10,000,000 and, in each case, is not covered by insurance, in which injunctive or similar relief is sought, or which, would reasonably be expected to have a Material Adverse Effect and (b) any litigation or proceeding that is pending or threatened in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(ii) as soon as reasonably practical:
(A) a change in the insurance coverage of Seller or Guarantor, with a copy of evidence of same attached;

(B) any material change in accounting policies or financial reporting practices of Seller or Guarantor, which may be accomplished as part of the financial reporting provided for under Section 13(b) hereof;

(C) the termination or nonrenewal of any debt facilities of Seller in excess of $100,000,000 and which termination or nonrenewal is (1) not at the option of the Seller, or (2) as a result of the counterparty’s business decision to discontinue offering such debt facilities generally;

(D) any Lien or security interest (other than security interests created hereby or under any other Facility Document or otherwise in favor

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of Buyer or its Affiliates) on, or claim asserted against, any of the Repurchase Assets; and
(E) any changes to financial covenants that are more favorable to the lender or more stringent to the Seller under a Supplemental Facility; and
(F) any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect.

(iii) Promptly, but no later than two (2) Business Days after Seller receives any of the same, deliver to Buyer a true, complete, and correct copy of any schedule, report, notice, or any other document delivered to Seller by any Person pursuant to, or in connection with, any of the Repurchase Assets.

(iv) Promptly, but no later than two (2) Business Days after Seller receives notice of the same, (A) any Mortgage Loan submitted for inclusion into an Agency Security and rejected by that Agency for inclusion in such Agency Security or (B) any Mortgage Loan submitted to a Takeout Investor (whole loan or securitization) and rejected for purchase by such Takeout Investor.

(d) No Illegal Activities. Neither Seller nor Guarantor shall engage in any conduct or activity that could subject its assets to forfeiture or seizure.

(e) No Material Change in Business.  Neither Seller nor Guarantor shall make any material change in the nature of its business as carried on at the date hereof without the prior written consent of Buyer.

(f) True and Correct Information.  All information contained in reports, exhibits, schedules, financial statements or certificates furnished by or on behalf of Seller, Guarantor or any of its Affiliates thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Seller or Guarantor are and will be true and complete and do not (and will not) omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All required financial statements, information and reports delivered by Seller or Guarantor to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or as applicable, to SEC filings, the appropriate SEC accounting requirements.

(g) Taxes.  Seller, Guarantor and their respective Subsidiaries shall timely file all tax returns that are required to be filed by them and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted with respect to which adequate reserves have been provided.

(h) ERISA Events.

(i) Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior twelve (12) months involve a payment of money by or a potential aggregate

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liability of Seller or Guarantor or any ERISA Affiliate thereof or any combination of such entities in excess of five percent (5%) of the Seller’s or Guarantor’s Adjusted Tangible Net Worth, Seller shall give Buyer a written notice specifying the nature thereof, what action Seller or Guarantor or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(ii) Promptly upon receipt thereof, Seller shall furnish to Buyer copies of (i) all notices received by Seller or Guarantor or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Seller or Guarantor or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of five percent (5%) of the Seller’s or Guarantor’s Adjusted Tangible Net Worth; and (iii) all funding waiver requests filed by Seller or Guarantor or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than $1,000,000, and all communications received by Seller or Guarantor or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.

(i) Hedging.  If requested by Buyer in writing, Seller shall enter into Interest Rate Protection Agreements, in an amount in accordance with Buyer’s reasonable written request, with counterparties reasonably acceptable to Buyer (which may at Seller’s option include Affiliates of Buyer), having terms with respect to protection against fluctuations in interest rates reasonably acceptable to Buyer.    Seller may enter such Interest Rate Protection Agreements as part of Seller’s hedging strategies covering Seller’s mortgage loans and other assets other than the Purchased Assets.

(j) No Adverse Selection.  Seller shall not select Mortgage Loans to be sold to Buyer as Purchased Assets using any type of adverse selection or other selection criteria which would adversely affect Buyer.

(k) Underwriting Guidelines.  In the event that Seller makes any amendment or modification to the Underwriting Guidelines, Seller shall promptly deliver to Buyer a complete copy of the amended or modified Underwriting Guidelines, which with respect to Correspondent Mortgage Loans, Buyer will access by enrolling at PennyMac Corp.’s website (https://www.gopennymac.com/).

(l) Disposition of Assets; Liens.  Seller shall not create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than the Liens created in connection with the transactions contemplated by this Agreement; nor shall Seller cause any of the Purchased Assets to be sold, pledged, assigned or transferred.

(m) Servicer Approval.  Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval will be deemed granted by Buyer with respect to Seller with the execution of this Agreement.

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(n) Agency Approvals; Servicing.  Seller shall maintain its status with Fannie Mae and GNMA as an approved lender and Freddie Mac as an approved seller/servicer, in each case in good standing (each such approval, an “Agency Approval”).  Should Seller, for any reason, cease to possess all such applicable Agency Approvals to the extent necessary, or should notification to the relevant Agency or to HUD, FHA or VA be required, Seller shall so notify Buyer immediately in writing.  Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction.

(o) Insurance.  Seller shall continue to maintain Fidelity Insurance in an aggregate amount at least equal to the applicable Agency minimum requirement.  Seller shall maintain Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets.  Seller shall notify Buyer of any material change in the terms of any such Fidelity Insurance.

(p) Books and Records.  Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Repurchase Assets.

(q) Limitation on Dividends and Distributions.  Following the occurrence and during the continuation of an Event of Default, neither Seller nor Guarantor shall make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller or Guarantor, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Seller or Guarantor, either directly or indirectly, whether in cash or property or in obligations of Seller or Guarantor.

(r) Transactions with Affiliates.  Neither Seller nor Guarantor shall enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate, unless such transaction is (a) not otherwise prohibited in this Agreement, (b) in the ordinary course of Seller’s or Guarantor’s business and (c) upon fair and reasonable terms no less favorable to Seller or Guarantor, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(s) Use of Proceeds.   Each of Seller and Guarantor agrees that it will not request any Transaction, and shall not use, and shall procure that its respective Subsidiaries and its or their respective directors, officers, employees, Affiliates and agents shall not use, directly or indirectly, the proceeds of any Transaction, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other Person, (i)  in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a

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Sanctioned Person or Sanctioned Country, or (iii) in any manner that would result in the violation of  any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor, lender, investor, hedge provider, facility or security agent or otherwise).

(t) ERISA Matters.

(i) Neither Seller nor Guarantor shall permit any event or condition which is described in any of clauses (i) through (viii) of the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior twelve (12) months, involves the payment of money by or an incurrence of liability of Seller or Guarantor or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of five percent (5%) of Seller’s Adjusted Tangible Net Worth.

(ii) Neither Seller nor Guarantor shall be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and neither Seller nor Guarantor shall use “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, to engage in this Agreement or the Transactions hereunder and transactions by or with Seller or Guarantor are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(u) Guarantees.  Without Buyer’s prior written consent, neither Seller nor Guarantor shall create, incur, assume or suffer to exist any new Guarantees in excess of $1,000,000, except to the extent reflected in Seller’s financial statements or notes thereto.

(v) Takeout Payments.  With respect to each Committed Mortgage Loan, Seller shall arrange that all payments under the related Takeout Commitment be paid directly to Buyer at the account set forth in Schedule 4 hereof, or to an account approved by Buyer in writing prior to such payment.  With respect to any Takeout Commitment to an Agency, if applicable, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Buyer’s wire instructions or Buyer has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed‑Rate, Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Loan Schedule), as applicable, will be identical to the Payee Number that has been identified by Buyer in writing as Buyer’s Payee Number or Buyer will have previously approved the related Payee Number in writing in its sole discretion; with respect to any Takeout Commitment with an Agency, the Applicable Agency Documents will list Buyer as sole subscriber, unless otherwise agreed to in writing by Buyer, in Buyer’s sole discretion.

(w) Reserved.

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(x) Investment Company.  Neither Seller nor Guarantor shall be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) Financial Condition Covenants. Seller shall at all times comply with the financial covenants set forth below:
(i) Adjusted Tangible Net Worth. Seller shall maintain an Adjusted Tangible Net Worth of at least $500,000,000.
(ii) Minimum Liquidity. Seller shall ensure that at all times, it has cash (other than Restricted Cash) and Cash Equivalents in an amount not less than $40,000,000.

(iii) Leverage Ratio.  Seller’s ratio of Indebtedness (on and off balance sheet and excluding Non-Recourse Debt and any intercompany debt eliminated in consolidation) to Adjusted Tangible Net Worth shall not exceed 10:1.

(iv) Profitability. Seller shall not have negative Net Income in any two (2) consecutive quarters, as determined in accordance with GAAP.
(z) Visitation and Inspection Rights. Seller and Guarantor shall permit Buyer to inspect, and take all other actions permitted under Section 18 hereof.
(aa) Reimbursement of Expenses. Seller shall promptly reimburse Buyer for all expenses as the same are incurred by Buyer as required by Section 16(b) hereof.

(bb) Further Assurances.  Seller and Guarantor shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Facility Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first‑priority of the security interests created or intended to be created hereby.  Seller and Guarantor shall do all things necessary to preserve the Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder.  Without limiting the foregoing, Seller and Guarantor will comply with all rules, regulations, and other laws of any Governmental Authority and cause the Repurchase Assets to comply with all applicable rules, regulations and other laws.  Neither Seller nor Guarantor shall allow any default for which it is responsible to occur under any Repurchase Assets or any Facility Document and each of Seller and Guarantor shall fully perform or cause to be performed when due all of its obligations under any Repurchase Assets or the Facility Documents.

(cc) Most Favored Status.  Seller and Guarantor agree that should Seller or Guarantor enter into a repurchase agreement, credit facility or other comparable agreement with any Person other than Buyer or an Affiliate of Buyer which by its terms provides more favorable terms to such Person with respect to financial covenants set forth in Section 13(y) or any substantially similar covenants (a “More Favorable Agreement”), the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement; provided,  that in the event that such More Favorable Agreement is

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terminated, upon notice by Seller or Guarantor to Buyer of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated.  Seller and Guarantor further agree to execute and deliver any additional guaranties, agreements or amendments to this Agreement evidencing such more favorable terms, provided that the execution of such guaranties, agreements or amendments will not be a precondition to the effectiveness thereof, but will merely be for the convenience of the parties hereto.  Promptly upon Seller, Guarantor or any Affiliate thereof entering into any such repurchase agreement, credit facility or other comparable agreement with any Person other than Buyer,  Seller or Guarantor, as applicable, shall deliver to Buyer a true, correct and complete copy of each such More Favorable Agreement.

(dd) Red Flag Rules.  Seller, Guarantor and Servicer shall at all times comply with the Red Flag Rules and maintain a Red Flag Rules Program in compliance with the Red Flag Rules and shall deliver to the Buyer (i) quarterly certifications, in form and substance reasonably satisfactory to the Buyer to be delivered in connection with each quarterly Financial Officer’s Compliance Certificate, attesting to their compliance with the Red Flag Rules and the Red Flag Rules Program, and (ii) copies of any audits, examination findings or reports received or delivered by it to or from any regulatory authority regarding its compliance with the Red Flag Rules promptly after receipt or delivery.

SECTION 14.	Events of DefaulT
(a) If any of the following events (each an “Event of Default”) occurs, Seller and Buyer have the rights set forth in Section 15, as applicable:

(i) Payment Default.  Seller and/or Guarantor (A) defaults in the payment of (x) any amount, including without limitation payment of the Repurchase Price when due, payable by it hereunder or under any other Facility Document, (y) Expenses (and such failure to pay Expenses continues for more than three (3) Business Days) or (z) any other Obligations, when the same becomes due and payable, whether at the due date thereof, or by acceleration or otherwise or (B) is unable,  as a result of a sovereign action or inaction (directly or indirectly), to perform any absolute or contingent obligation (x)  to make a payment or transfer in respect of this Agreement, any other Facility Document or any Transaction hereunder, (y) to receive a payment or transfer in respect of this Agreement, any other Facility Document or any Transaction hereunder or (z)  to comply with any other material provision of this Agreement or any other Facility Document in relation to such Transaction.

(ii) Immediate Representation, Warranty and Covenant Default.  The failure of Seller or Guarantor to perform, comply with, observe or make any misrepresentation with regard to, any term, representation, covenant or agreement applicable to Seller or Guarantor contained in any of Sections 12(h) (Solvency),  (w) (Indebtedness),  (y) (Purchased Assets), (z) Red Flag Rules Program or Sections 13(a)(i) (Preservation of Existence),  (d) (No Illegal Activities),  (e) (No Material Change in Business),  (f) (True and Correct Information),  (h) (ERISA Events), (l) (Disposition of Assets; Liens), (n) (Agency Approvals; Servicing), (q) (Limitation on Dividends and Distributions),  (r) (Transactions with Affiliates),  (u) (Guarantees),  (v) (Takeout Payments), (y) (Financial Condition Covenants),  (cc) (Most Favored Status) or (dd)  Red Flag Rules.

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(iii) Representation and Warranty Breach.  Any representation, warranty or certification made or deemed made herein or in any other Facility Document (and not identified in clause (a)(ii) of this Section) by Seller or Guarantor or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Mortgage Loans furnished in writing by on behalf of Seller or Guarantor proves to have been untrue or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which are considered solely for the purpose of determining the Market Value of the Purchased Assets; unless (A) Seller has made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (B) any such representations and warranties have been determined in good faith by Buyer in its good faith discretion to be materially false or misleading on a regular basis).

(iv) Additional Covenant Defaults.  Seller or Guarantor fails to observe or perform any other material covenant or agreement contained in this Agreement (and not identified in clause (a)(ii) of this Section) or any other Facility Document; and, if such default is capable of being remedied, such failure to observe or perform continues unremedied for a period of five  (5) Business Days.

(v) Judgments.  A judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate is rendered against Seller or Guarantor or any Affiliate thereof by one or more courts, administrative tribunals or other bodies having jurisdiction and the same is not satisfied, discharged (or provision is not made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within forty-five (45) days from the date of entry thereof, and Seller or Guarantor or any Affiliate thereof will not, within said period of forty-five (45) days, or such longer period during which execution of the same has been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal.

(vi) BNP Cross‑Default.  Any “event of default” or any other default which permits a demand for, or requires, the early repayment of obligations due by Seller or Guarantor or any Affiliate under any agreement with Buyer or any of its Affiliates relating to any Indebtedness of Seller or Guarantor or any of their Affiliates owing to Buyer or any of its Affiliates, as applicable,  shall have occurred and such “event of default” or other default is not cured or waived by Buyer or its Affiliates prior to the expiration of the applicable grace period under any such agreement.

(vii) Third Party Cross Default.  Any “event of default” or any other default which permits a demand for, or requires, the early repayment of obligations due by Seller or Guarantor or any of their Affiliates under any agreement (after the expiration of any applicable grace period under any such agreement) relating to any other Indebtedness of Seller or Guarantor or any of their Affiliates,  individually or in the aggregate in excess of $25,000,000 with respect to Guarantor or Seller shall have occurred; or

(viii) Insolvency Event. An Insolvency Event has occurred with respect to Seller, Guarantor or any Affiliate thereof.

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(ix) Enforceability.  For any reason, this Agreement at any time shall not be in full force and effect or ceases to be enforceable in accordance with its terms, or any Lien granted pursuant hereto shall fail to be perfected and of first priority, or any Person (other than Buyer or its Affiliates) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant hereto, or any party hereto (other than Buyer or its Affiliates) shall seek to disaffirm, terminate, limit or reduce its obligations hereunder.

(x) Liens.  (A)  Seller shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer or any Lien granted or permitted pursuant to any other secured debt facility (including, without limitation, any facility documented as a repurchase agreement or similar purchase and sale agreement) between Seller or its Affiliates on the one hand and Buyer or Buyer’s Affiliates on the other), (B) it is determined that the Purchased Assets have not been sold to Buyer, or (C) the Liens contemplated hereby are not first priority perfected Liens on any Repurchase Assets in favor of Buyer or are Liens in favor of any Person other than Buyer;  provided however, Seller may cure such breach within one (1) Business Day after receiving notice of such Liens by repurchasing all such affected Purchased Assets in accordance with this Agreement.

(xi) Material Adverse Effect. A Material Adverse Effect shall occur as determined by Buyer in its sole discretion.

(xii) ERISA.  (A) any Seller, Guarantor or ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) any “accumulated funding deficiency” (as defined in Section 304 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller, Guarantor or any ERISA Affiliate, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Plan shall terminate for purposes of Title IV of ERISA, (E)  Seller, Guarantor or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

(xiii) Change in Control. A Change in Control has occurred without Buyer’s prior written consent.

(xiv) Going Concern.  Seller’s or Guarantor’s audited financial statements or notes thereto or other opinions or conclusions stated therein is qualified or limited by reference to the status of Seller, Guarantor or any Affiliate thereof as a “going concern” or reference of similar import.

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(xv) Investigations.  There occurs the initiation of any investigation, audit, examination or review of Seller, Guarantor or any Affiliate thereof by an Agency or any Governmental Authority relating to the origination, sale or servicing of Mortgage Loans by Seller or the business operations of Seller or Guarantor, with the exception of normally scheduled audits or examinations by Seller’s, Guarantor’s  or any Affiliate’s regulators,  and which investigation, audit, examination or review is reasonably likely to have a Material Adverse Effect with respect to Seller, Guarantor or any of its Affiliates.

SECTION 15.	Remedies
(a) If an Event of Default occurs, the following rights and remedies are available to Buyer.

(i) At the option of Buyer, exercised by written notice to Seller (which option is deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of Seller or Guarantor or any of its Affiliates), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur.  Buyer shall (except upon the occurrence of an Insolvency Event of Seller or Guarantor,  or any of its Affiliates) give notice to Seller of the exercise of such option as promptly as practicable.

(ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

(A) Seller’s obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section, (1) thereupon becomes immediately due and payable; (2) all Income paid after such exercise or deemed exercise is retained by Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owed by Seller or Guarantor hereunder and (3) Seller will immediately deliver to Buyer or, upon Buyer’s written direction, to any Affiliate of Buyer or any trust organized, controlled or owned by Buyer or an Affiliate of Buyer, any Purchased Assets subject to such Transactions then in Seller’s possession or control;

(B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction is increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post‑Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, and (ii) any proceeds from the sale of Purchased Assets applied to the Repurchase Price pursuant to subsection (a)(iv) of this Section; and

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(C) all Income actually received by Buyer pursuant to Section 6 (excluding any Late Payment Fees paid pursuant to Section 6(a))  is applied to the aggregate unpaid Repurchase Price owed by Seller or Guarantor.

(iii) Upon the occurrence of one or more Events of Default, Buyer has the right to obtain physical possession of all files of Seller relating to the Purchased Assets and the Repurchase Assets and all documents relating to the Purchased Assets which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer requests.  Buyer is entitled to specific performance of all agreements of Seller contained in the Facility Documents.

(iv) At any time on the Business Day following notice to Seller (which notice may be the notice given under subsection (a)(i) of this Section), in the event Seller has not repurchased all Purchased Assets, Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may deem satisfactory any or all Purchased Assets and the Repurchase Assets subject to a such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller or Guarantor hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets and the Repurchase Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Seller or Guarantor hereunder.  The proceeds of any disposition of Purchased Assets and the Repurchase Assets will be applied as determined by Buyer in its good faith discretion.

(v) Seller will be liable to Buyer for (i) the amount of all legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including but not limited to, the reasonable fees and expenses of counsel (including the allocated costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(vi) Buyer has, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

(b) Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default and at any time thereafter without notice to Seller.  All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(c) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have

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to require Buyer to enforce its rights by judicial process.  Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies.  Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(d) To the extent permitted by applicable law, Seller is liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder.  Interest on any sum payable by Seller to Buyer under this Section 15(d) is at a rate equal to the Post‑Default Rate.

(e) Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for Seller’s failure to perform its obligations under this Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform Obligations hereunder would be inadequate and Buyer is entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure.  The availability of these remedies does not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

SECTION 16.	Indemnification and Expenses; Recourse

(a) Each of Seller and Guarantor shall hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including reasonable fees of counsel) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct.  Without limiting the generality of the foregoing, each of Seller and Guarantor shall hold each Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any Taxes incurred or assessed in connection with the ownership of the Mortgage Loans, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct.  In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, Seller or Guarantor, as applicable, shall save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller or Guarantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller or Guarantor.  Seller and Guarantor also shall reimburse an Indemnified Party as and when billed by such Indemnified Party for all of the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s

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rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

(b) Seller shall pay as and when billed by Buyer all of the reasonable, out-of-pocket costs and expenses incurred by Buyer in connection with the development, preparation and execution of (in accordance with Section 3(a) of the Pricing Side Letter), and any amendment, supplement,  modification to or administration and enforcement of, this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith (in accordance with this Section 16(b)).   Seller shall pay as and when billed by Buyer all of the reasonable, out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the reasonable fees, disbursements and expenses of counsel to Buyer which amount shall be deducted,  without duplication, from the Purchase Price paid for the first Transaction hereunder.  Subject to the limitations set forth in Section  18 hereof, Seller shall pay Buyer all the reasonable out-of-pocket due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Agreement, including, but not limited to, those out-of-pocket costs and expenses incurred by Buyer pursuant to Sections 3(b)(i),  16(b) and 18 hereof.

(c) The obligations of Seller from time to time to pay the Repurchase Price and all other amounts due under this Agreement are full recourse obligations of Seller and Guarantor and shall survive termination of this Agreement.

SECTION 17.	Servicing

(a) Seller, on Buyer’s behalf, shall contract with Servicer to, or if Seller is the Servicer, it shall, service the Mortgage Loans consistent with the degree of skill and care that Seller customarily requires with respect to similar Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices.  The Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Mortgage Loans or any payment thereunder.  Buyer may terminate the servicing of any Mortgage Loan with the then existing Servicer in accordance with Section 17(e) hereof.

(b) Seller shall, or shall cause the Servicer to, hold or cause to be held all escrow funds collected by Seller with respect to any Purchased Assets in trust accounts and shall apply the same for the purposes for which such funds were collected.

(c) Seller shall, or shall cause the Servicer to, deposit all collections received by Seller on account of the Purchased Assets in the Collection Account immediately, but in no event later than two (2) Business Days, following receipt.

(d) If Seller is not the Servicer, Seller shall provide promptly to Buyer (i) a Servicer Notice addressed to and agreed to by the Servicer of the related Purchased Assets, advising such Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by the Servicer of Buyer’s interest in such Purchased Assets and the Servicer’s agreement that upon receipt of notice of an Event of Default from Buyer, it will follow

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the instructions of Buyer with respect to the Purchased Assets and any related Income with respect thereto.

(e) Upon written notice, Buyer has the right with cause, including, without limitation, a breach of this Section 17,  or with respect to an Event of Default or any default beyond the expiration of applicable grace periods under any Servicing Agreement, as determined in its good faith discretion, to immediately terminate the Servicer’s right to service the Purchased Assets without payment of any penalty or termination fee.  Seller shall cooperate in transferring the servicing of the Purchased Assets to a successor servicer appointed by Buyer in its sole discretion, including the transfer of any escrow balances; provided, that, such escrow balances shall not be subject to any netting.  Servicer shall not resign or transfer the servicing of the Purchased Assets without Buyer’s prior written consent.

(f) Servicer shall service the Purchased Assets on behalf of Buyer for thirty (30) day intervals which will automatically renew if not terminated by Buyer.

(g) If Seller should discover that, for any reason whatsoever, any entity responsible to Seller by contract for managing or servicing any such Purchased Asset has failed to perform fully Seller’s obligations under the Facility Documents or any of the obligations of such entities with respect to the Purchased Assets, Seller shall promptly notify Buyer.

(h) For the avoidance of doubt, Seller retains no economic rights to the servicing of the Purchased Assets other than Seller’s rights under the Servicing Agreement, if any; provided that, Seller shall continue to service the Purchased Assets hereunder as part of its Obligations hereunder.  As such, Seller expressly acknowledges that the Purchased Assets are sold to Buyer on a “servicing released” basis and that a portion of the Purchase Price of such Purchased Assets is attributable to the Servicing Rights related to such Purchased Asset.

SECTION 18.	Due Diligence

Seller and Guarantor acknowledge that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, Servicer, Guarantor and Seller, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller and Guarantor agree that upon reasonable prior notice unless an Event of Default has occurred, in which case no notice is required, to Seller or Guarantor, as applicable, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller, Guarantor, Servicer and/or Custodian.  Seller and Guarantor also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Seller, Guarantor, the Mortgage Files and the Mortgage Loans.  Without limiting the generality of the foregoing, Seller and Guarantor acknowledge that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the

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related Mortgaged Properties and otherwise re‑generating the information used to originate such Mortgage Loan.  Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting.  Seller and Guarantor agree to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller or Guarantor.  Seller and Guarantor further agree that Seller shall pay all out‑of‑pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 18 (“Due Diligence Costs”); provided that, with respect to Due Diligence Costs incurred after the Effective Date,  such Due Diligence Costs for any one-year term shall not exceed the Annual Cap; and, provided further, that upon the occurrence of Event of Default no Annual Cap shall apply.

SECTION 19.	Assignability

The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by Seller or Guarantor without the prior written consent of Buyer.  Subject to the foregoing, this Agreement and any Transactions will be binding upon and will inure to the benefit of the parties and their respective successors and assigns.  Nothing in this Agreement express or implied, gives to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement.  Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the other Facility Documents,  to any Person, without notice to or consent of the Seller or the Guarantor or any other party, including, without limitation, to  (i) any Affiliate of the Buyer or any other branch of the Buyer, (ii) any common law or statutory trust controlled or owned by the Buyer or any Affiliate of the Buyer, or (iii) the Board of Governors of the Federal Reserve System, pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned.  Upon such assignment, (a) such assignee is a party hereto and to each of the other Facility Documents to the extent of the percentage or portion set forth in the Assignment and Acceptance, and will succeed to the applicable rights and obligations of Buyer hereunder (including the rights and obligations under Section 8 (including the provision of tax forms), and (b) Buyer will, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the other Facility Documents.  Unless otherwise stated in the Assignment and Acceptance, Seller and Guarantor shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing.  Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller or Guarantor. Without limiting the generality of the foregoing, Buyer may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Facility Documents to a Federal Reserve Bank, without notice to or consent of the Seller or any other party; provided that no such pledge or grant of a security interest shall release the Buyer from any of its obligations hereunder or substitute any such pledgee or grantee for Buyer as a party hereto.

Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement and the other Facility Documents;  provided, however, that (i) Buyer’s obligations under this Agreement will remain unchanged, (ii) Buyer will remain solely responsible to Seller for the performance of such obligations; and (iii) Seller and Guarantor

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shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Facility Documents except as provided in Section 8.

Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 19, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Seller, Guarantor or any of their respective Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Seller, Guarantor or any of their respective Subsidiaries; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement.

In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities.

SECTION 20.	Transfer and Maintenance of Register.

(a) Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 20, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder is a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement.  Any assignment or transfer by Buyer of rights or obligations under this Agreement that does not comply with this Section 20 will be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 19 hereof.

(b) Buyer, on Seller’s behalf, shall maintain a register (the “Register”) on which it will record the Transactions outstanding hereunder and each Assignment and Acceptance.  The Register will include the name and address of Buyer (including all assignees and successors) and the percentage or portion of such rights and obligations assigned.  The entries in the Register will be conclusive absent manifest error, and Seller shall treat each Person whose name is recorded in the Register as a buyer for all purposes of this Agreement.

(c) Buyer shall maintain a participation register (the “Participation Register”) on which it shall record each participation.  The Participation Register will include the names and addresses of Buyer (including all participants) and the percentage or portion of such rights and obligations participated.  The entries in the Participation Register will be conclusive absent manifest error, and Seller and Guarantor shall treat each Person whose name is recorded in the Participation Register as a buyer for all purposes of this Agreement.  If Buyer sells a participation in its rights hereunder, it shall provide Seller, or maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any applicable Requirement of Law.

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SECTION 21.	Hypothecation or Pledge of Purchased Assets

Buyer may, in its sole election, engage in repurchase transactions with the Purchased Assets or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Assets with a counterparty of Buyer’s choice, including, without limitation, to the Board of Governors of the Federal Reserve System.  Unless an Event of Default shall have occurred, no such transaction shall relieve Buyer of its obligations to transfer Purchased Assets to Seller pursuant to Section 3 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 6 hereof.  In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

SECTION 22.	Set‑Off

In addition to any rights and remedies of Buyer hereunder and by law, Buyer has the right (but shall not be obligated), without prior notice to Seller or Guarantor or any other person, any such notice being expressly waived by Seller and Guarantor to the extent permitted by applicable Requirements of Law to set‑off and appropriate and apply against any Obligation from Seller, Guarantor or any Affiliate thereof to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, at any place of payment or booking office, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit or the account of Seller, Guarantor or any Affiliate thereof.  Buyer agrees to promptly and in good faith notify Seller after any such set off and application made by Buyer; provided that the failure to give such notice will not affect the validity of such set off and application.

At all times, Buyer has the right, in each case until such time as Buyer determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that Buyer would otherwise be obligated to pay, remit or deliver to Seller hereunder if an Event of Default or Default has occurred. If an Obligation of Seller, the Guarantor or any Affiliate thereof is unascertained, Buyer may in good faith estimate the amount of that Obligation and effect a set-off or application in respect of the amount so estimated, subject to accounting to the Seller and the Guarantor when the Obligation is ascertained.

SECTION 23.	Terminability

Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto, will survive the making of such representation and warranty, and Buyer will not be deemed to have waived any Default or Event of Default that may arise because any such representation or warranty has proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made.  Notwithstanding the occurrence of such Default or Event of Default, all of the representations and

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warranties and covenants hereunder will continue and survive.  The obligations of Seller and Guarantor, as applicable, under Sections 7,  8, 16 and 30 hereof will survive the termination of this Agreement and the repayment of all Obligations.

SECTION 24.	Notices and Other Communications

Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as designated by such party in a written notice to each other party.  Except as otherwise provided in this Agreement and except for notices given under Section 3 (which is effective only on receipt), all such communications are deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.  In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

SECTION 25.	Entire Agreement; Severability; Single Agreement

This Agreement, together with the other Facility Documents, constitutes the entire understanding between Buyer, Seller and Guarantor with respect to the subject matter they cover and supersedes any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets.  By acceptance of this Agreement, Buyer, Seller and Guarantor acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement or any other Facility Document.  Each provision and agreement herein will be treated as separate and independent from any other provision or agreement herein and will be enforceable notwithstanding the unenforceability of any such other provision or agreement.    If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

Buyer, Seller and Guarantor acknowledge that, and have entered into this Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions.  Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations constitutes a default by it in respect of all Transactions hereunder and (ii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction is deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the

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obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted.

SECTION 26.	Governing Law

THIS AGREEMENT IS GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 27.	Submission to Jurisdiction; Waivers

EACH OF SELLER AND GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, BOROUGH OF MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER WILL HAVE BEEN NOTIFIED;

(iv) AGREES THAT NOTHING HEREIN AFFECTS THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMITS THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(v) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT SUCH PARTY MAY HAVE TO JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT WITH RESPECT TO THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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(vi) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, NEITHER SELLER NOR GUARANTOR SHALL ASSERT,  AND SELLER AND GUARANTOR HEREBY WAIVE, ANY CLAIMS AGAINST BUYER, ON ANY THEORY OF LIABILITY, FOR EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, ANY TRANSACTION HEREUNDER OR THEREUNDER OR THE USE OF PROCEEDS THEREOF.

SECTION 28.	No Waivers, Etc.

No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document operates as a waiver thereof, nor does any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.  An Event of Default will be deemed to be continuing unless expressly waived by Buyer in writing.

SECTION 29.	WAIVER OF IMMUNITY

To the extent that Seller or Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, Seller and Guarantor hereby irrevocably waive and agree not to plead or claim such immunity in respect of any action brought to enforce their obligations under this Agreement or relating in any way to this Agreement, the other Facility Documents or any Transaction hereunder.

SECTION 30.	Confidentiality

(a) Buyer, Seller, and Guarantor hereby acknowledge and agree that all written or computer‑readable information provided by one party to the other,  regarding the terms set forth in any of the Facility Documents or the Transactions contemplated thereby (the “Confidential Terms”) will be kept confidential and will not be divulged to any party without the prior written consent of such other party except that it may be disclosed (i)  in the event of an Event of Default Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer’s rights hereunder; (ii) to a  party’s Affiliates and to its directors, officers, members, principals, employees, agents, counsel and other advisors, in each case that have a need for such information relative to this facility (“Related Parties”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Terms and instructed to keep such confidential and each party shall be responsible for any breach by its Related Parties); (iii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties: (iv) to the extent required by applicable laws or regulations or

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by any subpoena or similar legal process; provided that with respect to disclosures of information pursuant to a subpoena or similar legal process, (x) prior to any disclosure under this clause (iv) the disclosing party agrees to provide the other parties hereto with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (iv) shall be limited to the portion of the information as may be required by such governmental authority pursuant to such subpoena or other legal process; (v) solely with respect to the Buyer, to (x) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement; provided that such assignee or participant (or prospective assignee or participant) has agreed to maintain confidentiality pursuant to this Section or another non-disclosure agreement substantially similar hereto, or (y) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Seller and its obligations, this Agreement or payments hereunder that has agreed to maintain confidentiality pursuant to this Section; and/or (vi) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section by such party, or (y) becomes available to such party or any of their respective Affiliates on a nonconfidential basis from a source other than a party to this Agreement.  Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller and Guarantor may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer.

(b) Notwithstanding anything in this Agreement to the contrary, Seller and Guarantor shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Agreement (the “Confidential Information”).  Seller and Guarantor understand that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and Seller and Guarantor agree to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws.  Seller and Guarantor shall implement such physical and other security measures necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of Buyer or any Affiliate of Buyer which Buyer holds (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information.  Seller and Guarantor shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and

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570.  Upon request, Seller and Guarantor shall provide evidence reasonably satisfactory to allow Buyer to confirm that Seller or Guarantor, as applicable, has satisfied its obligations as required under this Section.  Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of Seller or Guarantor.  Seller and Guarantor shall notify Buyer immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to Seller by Buyer or such Affiliate.  Seller and Guarantor shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

(c)  Buyer shall comply in all material respects with all applicable laws and regulations to which it may be subject regarding the safeguarding, treatment and handling of Confidential Information under this Agreement. Buyer shall maintain and enforce reasonable technical and organizational safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of the Confidential Information that meet or exceed standards or requirements applicable to Buyer’s business and in the absence of such standards or requirements, standards that are at least equal to industry standards for this type of a business arrangement. Buyer shall use its commercially reasonable best efforts to notify Seller and Guarantor promptly following discovery of any breach by Buyer involving the security of any nonpublic personal information of the customers and consumers of Seller provided directly to Buyer by Seller to the extent such information is disclosed to or accessed by an unauthorized person in violation of applicable laws.  Buyer shall provide such notice to Seller and Guarantor in accordance with Section 24 of this Agreement.

SECTION 31.	Intent

(a) The parties intend and recognize that (i) this Agreement and each Transaction governed by this Agreement is a “repurchase agreement” as that term is defined in Section 101(47) of the Bankruptcy Code and a “securities contract” as that term is defined in Section 741(7) of the Bankruptcy Code; (ii) this Agreement is a “master netting agreement” as that term is defined in Section 101(38A) of the Bankruptcy Code.

(b) The parties intend:
(i) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code;

(ii) for each party (for so long as it is either a “financial institution,” “financial participant,” “repo participant,” “master netting agreement participant” or other entity listed in Sections 546, 555, 559, 561, 362(b)(6), 362(b)(7), or 362(b)(27) of the Bankruptcy Code) to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code; a “securities contract” as defined in Section 741(7) of the Bankruptcy Code; and a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code;

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(iii) that payments and transfers under this Agreement (x) constitute transfers made by, to or for the benefit of a financial institution, financial participant, repo participant, or master netting agreement participant within the meaning of Section 546(e), 546(f), and 546(j) of the Bankruptcy Code, and (y) are deemed “margin payments” or “settlement payments,” as defined in Section 741 of the Bankruptcy Code;

(iv) for the grant of a security interests set forth in Section 4.01(c) to constitute a security agreement or arrangement or other credit enhancement related to this Agreement and the Transactions hereunder and within the meaning of “repurchase agreement” as set forth in Section 101(47)(A)(v) of the Bankruptcy Code, “securities contract” as set forth in Section 741(7)(A)(xi) of the Bankruptcy Code, and “master netting agreement” as set forth in Section 101(38A)(A) of the Bankruptcy Code, and as such, is also a “repurchase agreement,” a “securities contract,” and a “master netting agreement”; and

(v) for the Guaranty to constitute a security agreement or arrangement or other credit enhancement related to this Agreement and the Transactions hereunder and within the meaning of “repurchase agreement” as set forth in Section 101(47)(A)(v) of the Bankruptcy Code, “securities contract” as set forth in Section 741(7)(A)(xi) of the Bankruptcy Code, and “master netting agreement” as set forth in Section 101(38A)(A) of the Bankruptcy Code, and as such, is also a “repurchase agreement,” a “securities contract,” and a “master netting agreement”.

(c) It is understood that either party’s right to accelerate or terminate this Agreement or to liquidate Purchased Assets delivered to it in connection with the Transactions hereunder or to exercise any other remedies under this Agreement is, in each case, a contractual right to accelerate, terminate or liquidate this Agreement or the Transactions described in Sections 555 and 559 of the Bankruptcy Code.

(d) It is further understood and agreed that either party’s right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Agreement or the Transactions hereunder is a contractual right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Agreement as described in Section 561 of the Bankruptcy Code.

(e) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(f) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder constitutes a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

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(g) Each party agrees that this Agreement is intended to create mutuality of obligations between the parties, and as such, this Agreement constitutes a contract which (i) is between both of the parties and (ii) places each party in the same right and capacity.

(h) Each party further agrees that it shall not challenge (i) the characterization of this Agreement or any Transaction as a “repurchase agreement,” “securities contract” and/or “master netting agreement,” or (ii) the entitlement of a party to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement,” a “securities contract,” or a “master netting agreement”.

SECTION 32.	Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

SECTION 33.	Authorizations

Any of the persons whose signatures and titles appear on Schedule 3 are authorized, acting singly, to act for Seller or Guarantor, as the case may be, and any two of such Persons are authorized acting jointly, to act for the Buyer, under this Agreement.

SECTION 34.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Facility Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges  that any liability of any EEA Financial Institution arising under any Facility Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

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(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or  a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Facility Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
SECTION 35.	Miscellaneous

(a) Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any  document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(b) Captions. The captions and headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
(c) Acknowledgment. Seller and Guarantor each hereby acknowledges that:

(i) it is acting for its own account and has made its own independent decision to enter into this Agreement and the Transactions, and as to whether the Transactions are appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary.  It is not relying on any advice, counsel, or representation of Buyer or its Affiliates as investment advice or as a recommendation to enter into the Transactions.  No communication (written or oral) received from Buyer or its Affiliates shall be deemed to be an assurance or guarantee as to expected results of any

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Transaction. It has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;
(ii) Buyer has no fiduciary relationship to Seller or Guarantor;

(iii) it is capable of assessing the merits of (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks (economic and otherwise) of the Transactions.  It is also capable of assuming, and assumes, the risks of each Transaction;

(iv) no joint venture exists between Buyer, on one hand, and Seller or Guarantor, on the other.

(d) Documents Mutually Drafted.  Seller, Guarantor and Buyer agree that this Agreement and each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents will not be construed against either party as the drafter thereof.

(e) Conflicts.    In the event of any conflict between the terms of this Agreement and any other Facility Document, the documents control in the following order of priority: first, the terms of the Agreement prevail and then the terms of the other Facility Documents prevail.

(f) USA Patriot Act Notice.  The Administrative Agent hereby notifies each other party hereto that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 107 56 (signed into law October 26, 2001)) (the “PATRIOT Act”), the Administrative Agent may be required to obtain, verify and record information that identifies such party, which information includes the name and address of such party and other information that will allow the Administrative Agent to identify such party in accordance with the PATRIOT Act.

SECTION 36.	General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein are deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule also applies to Paragraphs and other subdivisions;

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(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
(f) the term “include” or “including” means without limitation by reason of enumeration;
(g) all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated;
(h) all references herein or in any other Facility Document to “good faith” means good faith as defined in Section 5-102(7) of the UCC as in effect in the State of New York; and
(i) an Event of Default is deemed to be continuing unless expressly waived by Buyer in writing.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

BUYER:
BNP PARIBAS
By:	/s/ Josh Leventhal
Name:	Josh Leventhal
Title:	Managing Director
By:	/s/ Jonathan Banks
Name:	Jonathan Banks
Title:	Director
Address for Notices:

BNP Paribas
787 7th Avenue, 7th Floor
New York, New York 10019
Attention: Jonathan Banks
Telephone: (212) 841-2903

Signature Page to Master Repurchase Agreement

SELLER:
PENNYMAC LOAN SERVICES, LLC
By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer
Address for Notices:

PennyMac Loan Services, LLC
3043 Townsgate Road
Westlake Village, California 91361
Attention: Pamela Marsh/Kevin Chamberlain
Phone Number: (805) 330-6059/(818) 746-2877
E-mail: pamela.marsh@pnmac.com ;
kevin.chamberlain@pnmac.com
PennyMac Loan Services, LLC

with a copy to:

PennyMac Loan Services, LLC
3043 Townsgate Road
Westlake Village, California 91361
Attention: Jeff Grogin
Phone Number: (818) 224-7050
E-mail: jeff.grogin@pnmac.com

Signature Page to Master Repurchase Agreement

GUARANTOR:
PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC
By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer
Address for Notices:

PennyMac Loan Services, LLC
3043 Townsgate Road
Westlake Village, California 91361
Attention: Pamela Marsh/Kevin Chamberlain
Phone Number: (805) 330-6059/(818) 746-2877
E-mail: pamela.marsh@pnmac.com ;
kevin.chamberlain@pnmac.com

with a copy to:

PennyMac Loan Services, LLC
3043 Townsgate Road
Westlake Village, California 91361
Attention: Jeff Grogin
Phone Number: (818) 224-7050
E-mail: jeff.grogin@pnmac.com

Signature Page to Master Repurchase Agreement

SCHEDULE 1

REPRESENTATIONS AND WARRANTIES RE:  MORTGAGE LOANS

Seller represents and warrants to Buyer, with respect to each Mortgage Loan, that as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder are in full force and effect, that the statements set out below are true and correct.  For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty will be deemed to have been cured with respect to a Mortgage Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Mortgage Loan.  With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy will be deemed a breach of the applicable representation and warranty.

(a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct.

(b) Payments Current.  All payments required to be made up to the close of business on the closing date for such Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent for thirty (30) or more days at any time since the origination of the Mortgage Loan.  The first Monthly Payment shall be made, or has been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.

(c) No Outstanding Charges.  There are no defaults in complying with the terms of the Mortgage, and all delinquent taxes, ground rents, water charges, sewer rents, governmental assessments, municipal charges, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property.  Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest.

(d) Original Terms Unmodified.   The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the related Custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the primary mortgage guaranty insurance policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related final Mortgage Loan Schedule.  No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in

Schedule 1-1

LEGAL02/37549503v16

whole or in part, except in connection with an assumption agreement approved by the insurer under the primary mortgage guaranty insurance policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to Custodian and the terms of which are reflected in the related final Mortgage Loan Schedule.

(e) No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set‑off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set‑off, counterclaim or defense, including without limitation the defense of usury and no such right of rescission, set‑off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated.

(f) Hazard Insurance.  The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines.  If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974.  All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee.  No such notice has been received by Seller.  All premiums on such insurance policy have been paid.  The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect.  Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee,

Schedule 1-2

commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(g) Compliance with Applicable Law.  Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws and unfair and deceptive practices laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements.

(h) No Satisfaction of Mortgage.  The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such satisfaction, cancellation, subordination, rescission or release.  Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(i) Valid First Lien.  The Mortgage is valid, subsisting, enforceable and perfected with respect to each first lien Mortgage Loan, first priority lien and first priority security interest, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

(i) the lien of current real property taxes and assessments not yet due and payable;

(ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in Buyer’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Seller has full right to pledge and assign the same to Buyer.  The Mortgaged Property was not, as of the date of

Schedule 1-3

origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

(j) Validity of Mortgage Documents.  The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note, the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by the applicable related parties.  The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan.  Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.  To the best of Seller’s knowledge, except as disclosed to Buyer in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.

(k) Full Disbursement of Proceeds.  The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on‑site or off‑site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the mortgagee pursuant to the Mortgage Note or Mortgage.

(l) Ownership.  Seller is the sole owner of record and holder of the Mortgage Loan and related Servicing Rights and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans and related Servicing Rights to Buyer, Seller will retain the Mortgage Files or any part thereof with respect thereto not delivered to Custodian or Buyer, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan.  The Mortgage Loan and related Servicing Rights are not assigned or pledged, and Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan and related Servicing Rights to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan and related Servicing Rights pursuant to this Agreement and following the sale of each Mortgage Loan, Buyer will own such Mortgage Loan and related Servicing Rights free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except for the security interest created pursuant to the terms of this Agreement.

Schedule 1-4

(m) Doing Business.  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

(n) Title Insurance.  The Mortgage Loan is covered by an American Land Title Association buyer’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California, a California Land Title Association buyer’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage, as applicable in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (a), (b) and (c) of paragraph (i) of this Schedule 1, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such buyer’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein.  The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading.  Seller, its successors and assigns, are the sole insureds of such buyer’s title insurance policy, and such buyer’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the Transactions contemplated by this Agreement.  No claims have been made under such buyer’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such buyer’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(o) No Defaults.  There is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration.

(p) No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law

Schedule 1-5

could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or which rank equally with, the lien of the related Mortgage.

(q) Location of Improvements; No Encroachments.  All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

(r) Origination.  The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority.  The Mortgage Interest Rate as well as the lifetime rate cap and the periodic cap are as set forth on the Mortgage Loan Schedule.  The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization.

(s) Payment Provisions.  Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, in the case of a fixed rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and, in the case of an adjustable rate Mortgage Loan, are changed on each adjustment date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate.  The Mortgage Note does not permit negative amortization, is not a home equity line of credit and is not a reverse mortgage loan.  There are no convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note.

(t) Customary Provisions.  The Mortgage Note has a stated maturity.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property.  There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general

Schedule 1-6

action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of Seller, Buyer or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee's sale or otherwise, or (z) the ability of Seller, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage.  The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws

(u) Collection Practices; Escrow Deposits; Interest Rate Adjustments.  The origination and collection practices used by Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry.  The Mortgage Loan has been serviced by Seller and any predecessor servicer in accordance with the terms of the Mortgage Note.  With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by Seller for any work on a Mortgaged Property which has not been completed.  All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited.

(v) Mortgagor. The Mortgagor in respect of each Mortgage Loan is a natural person (other than intervivos or living trusts in connection with Conforming Mortgage Loans).
(w) Conformance with Underwriting Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time the Mortgage Loan was originated.

(x) No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above.

(y) Appraisal.  The Mortgage File contains (i) an appraisal of the related Mortgaged Property which satisfied the standards of Fannie Mae and Freddie Mac and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac, or (ii) with respect to Conforming Mortgage Loans, another valuation model otherwise permitted by the applicable Agency and the Underwriting Guidelines and acceptable to Buyer.  Each appraisal of the Mortgage Loan was made in accordance with the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Schedule 1-7

(z) Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(aa) Delivery of Mortgage Documents.  The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to Custodian.  Seller is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to Custodian.

(bb) No Buydown Provisions; No Graduated Payments or Contingent Interests.  No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(cc) Mortgagor Acknowledgment.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans and adjustable rate mortgage loans and rescission materials with respect to refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File.

(dd) No Construction Loans.  No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade‑in or exchange of a Mortgaged Property.

(ee) Acceptable Investment.  Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan.

(ff) LTV, PMI Policy.  No Conforming Mortgage Loan has an LTV (“loan-to-value” ratio) or CLTV (“combined loan-to-value” ratio) in excess of 100%. No Jumbo Mortgage Loan has an LTV or CLTV in excess of 75%.   Each Conforming Mortgage Loan with an LTV at origination in excess of 80% is and will be subject to a primary mortgage guaranty insurance policy, issued by a Qualified Insurer, which insures that portion of the Conforming Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by Fannie Mae.  All provisions of such primary mortgage guaranty insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such primary mortgage guaranty insurance policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in

Schedule 1-8

connection therewith. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.
(gg) Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

(hh) No Equity Participation.  No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property.  The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(ii) Proceeds of Mortgage Loan.  The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate of Seller, except in connection with a refinanced Mortgage Loan.

(jj) Origination Date.  With respect to any Mortgage Loan that is not a Correspondent Mortgage Loan, the origination date is no earlier than thirty (30) days prior to the related Purchase Date. With respect to any Mortgage Loan that is a Correspondent Mortgage Loan, the origination date is no earlier than sixty (60) days prior to the related Purchase Date.

(kk) No Exception.  Custodian has not noted any material exceptions on a Custodial Loan Transmission and Exception Report with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Buyer’s interest in the Mortgage Loan.

(ll) Occupancy of Mortgaged Property.  The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

(mm) No Misrepresentation or Fraud.  No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

(nn) Transfer of Mortgage Loans.  Except with respect to Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.  With respect to a Mortgage Loan registered with MERS, such Mortgage has named or is duly assigned to MERS as beneficiary and has been registered on the MERS® system.

(oo) Consolidation of Future Advances.  Any principal advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated

Schedule 1-9

principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(pp) No Balloon Payment. No Mortgage Loan has a balloon payment feature.

(qq) Condominiums / Planned Unit Developments.  If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of Fannie Mae and Freddie Mac including Fannie Mae eligibility requirements for sale to Fannie Mae or is located in a condominium or planned unit development project which has received Fannie Mae project approval and the representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been made and remain true and correct in all respects.

(rr) Downpayment. The source of the down payment with respect to each Mortgage Loan has been fully verified by Seller or the correspondent of PennyMac Corp.
(ss) Calculation of Interest. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(tt) Mortgaged Property Undamaged; No Condemnation Proceedings.  There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property.  The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair.

(uu) No Violation of Environmental Laws.  The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.  There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

(vv) Location and Type of Mortgaged Property.  The Mortgaged Property is a fee simple property (x) located in a state which (i) Buyer, in its good faith discretion, has not identified as unacceptable, (ii) Seller is licensed as a lender/mortgage banker, and (iii) such state is identified in the Mortgage Loan Schedule and (y) consists of a parcel of real property with a detached single family residence erected thereon, or a one-to‑four family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided,  however, that any condominium project or planned unit development conforms with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings, and no residence or dwelling is a co-op, mobile home or a manufactured dwelling.  No portion of the Mortgaged Property is used for mixed use or commercial purposes.

Schedule 1-10

(ww) Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(xx) Servicemembers Civil Relief Act of 2003.  The Mortgagor has not notified Seller, and Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.

(yy) No Denial of Insurance.  No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, primary mortgage guaranty insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.  Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of Buyer in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of Buyer.

(zz) Credit Information.  As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91‑508) or other credit information furnished by Seller to Buyer, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to Buyer and Buyer is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage.  Seller holds Buyer harmless from any and all damages, losses, costs and expenses (including attorney’s fees) arising from disclosure of credit information in connection with Buyer’s secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto.

(aaa) Leaseholds.  If the Mortgage Loan is secured by a long‑term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre‑established increases set forth in the lease; (4) the original term of such lease is not less than fifteen (15) years; (5) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

Schedule 1-11

(bbb) Prepayment Penalty. No Mortgage Loan is subject to a prepayment penalty.

(ccc) Predatory Lending Regulations; High Cost Loans. No Mortgage Loan (i) is classified as a High Cost Mortgage Loan, (ii) is subject to any law, regulation or rule that (A) imposes liability on a mortgagee or a lender to a mortgagee for upkeep to a Mortgaged Property prior to completion of foreclosure thereon, or (B) imposes liability on a lender to a mortgagee for acts or omissions of the mortgagee or otherwise defines a mortgagee in a manner that would include a lender to a mortgagee, or (iii) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions).

(ddd) Tax Service Contract.   Seller has obtained a life of loan, transferable real estate tax service contract with an approved tax service contract provider on each Mortgage Loan and such contract is assignable without penalty, premium or cost to Buyer.

(eee) Flood Certification Contract.  Seller has obtained a life of loan, transferable flood certification contract for each Mortgage Loan and such contract is assignable without penalty, premium or cost to Buyer.

(fff) Recordation.  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to Buyer) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Seller, or is in the process of being recorded.

(ggg) Simple Interest Mortgage Loans. None of the Mortgage Loans is a simple interest Mortgage Loans.

(hhh) Located in U.S.  No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Purchased Asset is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.

(iii) Servicing Practices.  Each Mortgage Loan has been serviced in all material respects in compliance with those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

(jjj) Single-Premium Credit Life Insurance. None of the proceeds of the Mortgage Loan were used to finance single-premium credit insurance policies.
(kkk) FICO. Each Conforming Mortgage Loan has a FICO score of at least 550 and each Jumbo Mortgage Loan has a FICO score of at least 720.
(lll) Government Subsidy Program. No Mortgage Loan is subject to any governmental subsidy program.
(mmm) Litigation. There is no litigation, proceeding, governmental investigation or class action lawsuit existing or pending or to the knowledge of Seller threatened, or any order,

Schedule 1-12

injunction, decree or settlement agreement outstanding, relating to or arising out of the Mortgage Loan, nor does Seller know of any basis for any such litigation, proceeding, governmental investigation or class action lawsuit.

(nnn) FHA Mortgage Insurance; VA Loan Guaranty; USDA Guaranty.  With respect to the FHA Loans, the FHA Mortgage Insurance Contract is or eligible to be in full force and effect and there exists no impairment to full recovery without indemnity to the Department of Housing and Urban Development or the FHA under FHA Mortgage Insurance.  With respect to the VA Loans, the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein. With respect to the USDA Loans, the USDA Guaranty is in full force and effect to the maximum extent stated therein.  All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each is the binding, valid and enforceable obligation of the FHA, USDA and the VA, respectively, to the full extent thereof, without surcharge, set off or defense.  Each FHA Loan, USDA Loan and VA Loan was originated in accordance with the criteria of an Agency for purchase of such Mortgage Loans.

(ooo) Qualified Mortgage.  Notwithstanding anything to the contrary set forth in this Agreement, with respect to any Mortgage Loan originated on and after January 10, 2014 (or such later date as set forth in the relevant regulations), (i) prior to the origination of such Mortgage Loan, the originator made a reasonable and good faith determination that the Mortgagor has a reasonable ability to repay the loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c) and (ii) unless otherwise approved in writing by Buyer in its sole discretion, each Mortgage Loan is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e).

(rrr)Wet‑Ink Mortgage Loans.  With respect to each Mortgage Loan that is a Wet‑Ink Mortgage Loan, the Settlement Agent has been instructed in writing by Seller to hold the related Mortgage Loan Documents as agent and bailee for Buyer and to promptly forward such Mortgage Loan Documents in accordance with the provisions of the Custodial Agreement and the Escrow Instruction Letter.

(sss) Jumbo Mortgage Loans.  With respect to each Jumbo Mortgage Loan,  (i) the related Mortgagor’s debt-to-income ratio is not greater than  43%, (ii) the original principal loan amount does not exceed $2,000,000, (iii) such Jumbo Mortgage Loan is subject to a Takeout Commitment and (iv) such Jumbo Mortgage Loan is eligible to be sold to a minimum of two (2) Approved Takeout Investors under their respective Jumbo Loan purchase programs.

(ttt) No Rejection by or Repurchase from Takeout Investor. The Mortgage Loan has not been rejected for purchase by a Takeout Investor.  The Mortgage Loan was not previously sold and subsequently repurchased.

(uuu) TRID Compliance. With respect to each Mortgage Loan where the Mortgagor’s loan application for the Mortgage Loan was taken on or after October 3, 2015, such Mortgage Loan was originated in compliance with the TRID Rule.

(vvv)Third Party Warehouse Lender.  Unless previously approved by Buyer, no Mortgage Loan shall have been subject to a third party warehouse agreement or similar

Schedule 1-13

arrangement other than with PennyMac Corp. or third party originator’s warehouse lender in accordance with PennyMac Corp.’s correspondent Mortgage Loan program.

(www)Closing Protection Letter.  With respect to each Wet-Ink Mortgage Loan, the Mortgage File contains a Closing Protection Letter.

(xxx) Mortgage Loan Transfer.  The Seller paid reasonably equivalent value and fair consideration for each Mortgage Loan acquired from a third party.

Schedule 1-14

SCHEDULE 2

CURRENT INDEBTEDNESS

Please see attached.

Schedule  2

SCHEDULE 3

AUTHORIZED REPRESENTATIVES

SELLER NOTICES

Name: Pamela Marsh/Kevin Chamberlain	Address:	PennyMac Loan Services, LLC
Telephone: 805-330-6059/818-746-2877		3043 Towngate Road
Facsimile:		Westlake Village, CA 91361

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Signature
Pamela Marsh Thomas Rettinger Maurice Watkins	Managing Director, Treasurer Managing Director, Portfolio Risk Management Managing Director, Capital Markets	________________________ ________________________ ________________________
Kevin Chamberlain	Senior Vice President, Treasury
Angela Everest Richard Hetzel Ade Makinde	Authorized Representative Authorized Representative Authorized Representative	________________________ ________________________

Schedule 3-1

AUTHORIZED REPRESENTATIVES

GUARANTOR NOTICES

Name: Pamela Marsh/Kevin Chamberlain	Address:	Private National Mortgage
Telephone: 805-330-6059/818-746-2877		Acceptance Company, LLC
Facsimile:		c/o PennyMac Loan Services, LLC
3043 Towngate Road
Westlake Village, CA 91361

GUARANTOR AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Guarantor under this Agreement:

Name	Title	Signature
Pamela Marsh	Managing Director, Treasurer	________________________
Thomas Rettinger	Managing Director, Portfolio Risk Management	________________________
Maurice Watkins Kevin Chamberlain Richard Hetzel Ade Makinde	Managing Director, Capital Markets Senior Vice President, Treasury First Vice President, Treasury Vice President, Treasury Analytics	________________________ ________________________ ________________________ ________________________

Schedule 3-2

AUTHORIZED REPRESENTATIVES

BUYER NOTICES

Name:	Address:
Telephone:
Facsimile:

BUYER AUTHORIZATIONS

Any two of the persons whose signatures and titles appear below are authorized, acting jointly, to act for Buyer under this Agreement:

Name	Title	Signature

Schedule 3-3

Schedule 4

WIRING INSTRUCTIONS

Seller’s Wire Instructions:

Account #: *********
ABA #: ********
Bank name: City National Bank
Bank Address: 555 S Flower Street, Los Angeles, CA 90071
Account  PLS Loan Funding account

Buyer’s Wire Instructions:

Bank:  BNP New York
ABA No.:  *********
Account No.: ***********
Reference:  PennyMac Loan Services

These wiring instructions may not be changed except by an authorized representative of Buyer or Seller, as applicable.  Buyer shall be entitled to rely on these wiring instructions without further inquiry or verification.

Schedule 4-1

EXHIBIT A

FORM OF SECTION 8 CERTIFICATE

Reference is hereby made to the Master Repurchase Agreement dated as of November 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among PENNYMAC LOAN SERVICES, LLC (the “Seller”),  PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC (the “Guarantor”) and BNP PARIBAS (the “Buyer”).  Pursuant to the provisions of Section 8 of the Agreement, the undersigned hereby certifies that:

1.  It is a ___ natural individual person, ____ treated as a corporation for U.S. federal income tax purposes, ____ disregarded for federal income tax purposes (in which case a copy of this Section 8 Certificate is attached in respect of its sole beneficial owner), or ____ treated as a partnership for U.S. federal income tax purposes (one must be checked).

2.  It is the beneficial owner of amounts received pursuant to the Agreement.

3.  It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4.  It is not a 10-percent shareholder of Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

5.  It is not a controlled foreign corporation that is related to Seller within the meaning of section 881(c)(3)(C) of the Code.

6.  Amounts paid to it under the Facility Documents are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF UNDERSIGNED]
By:
Title:

Date: _______________, ______

Exhibit A

EXHIBIT B

SELLER’S AND GUARANTOR’S TAX IDENTIFICATION NUMBER

Seller: 26-1740587

Guarantor:    26-1740587

Exhibit B

LEGAL02/37549503v16

EXHIBIT C

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that PENNYMAC LOAN SERVICES, LLC (“Seller”) hereby irrevocably constitutes and appoints BNP PARIBAS  (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney‑in‑fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name or otherwise, from time to time in Buyer’s discretion:

(a) to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Master Repurchase Agreement (as amended, restated or modified, the “MRA”) dated November 17, 2017 (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to such Assets whenever payable;

(b) to withdraw funds, initiate payment orders, request services and otherwise give instructions and perform transactions on behalf of Seller with respect to its accounts held at the New York branch of BNP Paribas related to the Assets;

(c) to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(d) (i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer directs; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (vi) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of the Agreement, all as fully and effectively as Seller might do;

(e) for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Buyer in its good faith discretion and to take any and all appropriate action and to execute any and all documents and instruments which

Exhibit C-1

LEGAL02/37549503v16

may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good‑bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its good faith discretion; and

(f) for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.

Seller hereby ratifies all that said attorneys lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and is irrevocable.

Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and do not impose any duty upon it to exercise any such powers.  Buyer is accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents are responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF IS INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION HAS BEEN RECEIVED BY SUCH THIRD PARTY.

 [SIGNATURE PAGES FOLLOW]

Exhibit C-2

LEGAL02/37549503v16

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed as a deed this [___] day of [________], 2017.

PENNYMAC LOAN SERVICES, LLC
By:
Name:
Title:

Exhibit C-3

LEGAL02/37549503v16

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF ______________

On ______________________, 20__, before me, ____________________________, a Notary Public, personally appeared ______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________________

(Seal)

Exhibit C-4

LEGAL02/37549503v16

EXHIBIT D-1

FORM OF SERVICER NOTICE

[Date]

[________________], as Servicer
[ADDRESS]
Attention:  ___________

Re:Master Repurchase Agreement, dated as of November 17, 2017  (as amended from time to time, the “Agreement”), by and among PENNYMAC LOAN SERVICES, LLC (the “Seller”), BNP PARIBAS (the “Buyer”) and PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC (the “Guarantor”)

Ladies and Gentlemen:

[___________________] (the “Servicer”) is servicing certain mortgage loans (the “Mortgage Loans”) owned by the Seller pursuant to the Servicing Agreement (the “Servicing Agreement”).  The Servicer is hereby notified that pursuant to the Agreement, the Seller has pledged to Buyer certain mortgage loans which are serviced by Servicer and which are subject to a security interest in favor of Buyer.

Section 1. Remittance to Collection Account; Notice of Default.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Servicer hereby agrees as follows:

(a) Upon receipt of a notice of Event of Default from Buyer (“Notice of Event of Default”), the Servicer shall segregate all amounts (the “Servicing Income”) collected on account of the Mortgage Loans which are then pledged to Buyer under the Agreement as more particularly identified by Buyer (the “Subject Mortgage Loans”), hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions.  Following receipt of such Notice of Event of Default, Servicer shall follow the instructions only of Buyer with respect to the Subject Mortgage Loans, and shall deliver to Buyer any information with respect to the Subject Mortgage Loans reasonably requested by Buyer.

(b) Upon written notice following the occurrence and during the continuance of an Event of Default, Buyer will have the right to immediately terminate Servicer’s right to service the Subject Mortgage Loans without payment of any penalty or termination fee under the Servicing Agreement.  Upon receipt of such notice, Seller and the Servicer shall cooperate in transferring the applicable servicing of the Subject Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion.

Exhibit D-1

LEGAL02/37549503v16

(c) Notwithstanding anything set forth in the Servicing Agreement, Seller shall bear all responsibility for all fees, reimbursements and expenses due to Servicer and will not be entitled to withdraw such amounts from the Servicer Account established under the Servicing Agreement.

(d) Buyer is an intended third party beneficiary of the Servicing Agreement and has the right to terminate the Servicing Agreement with full enforcement rights thereunder at any time. Any proposed amendment or termination of the Servicing Agreement shall be subject to Buyer’s prior written consent, which may be granted or withheld in its sole discretion.

(e) Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or notice delivered by Buyer.
Section 2. Servicer as Bailee. Servicer hereby acknowledges and agrees that on receipt of any Mortgage File, it shall hold such Mortgage File as bailee for Buyer.
Section 3. No Resignation or Transfer. Servicer hereby acknowledges that it shall not resign or transfer the servicing of the Purchased Assets without Buyer’s prior written consent.

Section 4. Counterparts.  This Servicer Notice may be executed in any number of counterparts, all of which taken together constitutes one and the same instrument, and each party hereto may execute this Servicer Notice by signing any such counterpart.

Section 5. Entire Agreement.  This Servicer Notice, together with the other Facility Documents, constitutes the entire understanding between Buyer, Seller and Servicer with respect to the subject matter they cover and supersedes any existing agreements between the parties relating to the matters provided for herein and therein.  No alteration, waiver, amendments, or change or supplement hereto will be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

Section 6. Governing Law; Jurisdiction; Waiver of Trial by Jury.
(a) THIS SERVICER NOTICE IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(v) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SERVICER NOTICE AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

Exhibit D-2

LEGAL02/37549503v16

(vi) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(vii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER WILL HAVE BEEN NOTIFIED;

(viii) AGREES THAT NOTHING HEREIN AFFECTS THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMITS THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(ix) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERVICER NOTICE, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Exhibit D-3

LEGAL02/37549503v16

Please acknowledge receipt of this instruction letter and your agreement with its terms by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt.

Very truly yours,

BNP PARIBAS

By:
Name:
Title:

By:____________________________________

Name:

Title:

ACKNOWLEDGED AND AGREED:

[SERVICER]

By:
Name:
Title:

PENNYMAC LOAN SERVICES, LLC

By:______________________________
Name:
Title:

Exhibit D-4

LEGAL02/37549503v16

EXHIBIT D-2

FORM OF SERVICER NOTICE AND PLEDGE

[Date]

[________________], as Servicer
[ADDRESS]
Attention:  ___________

Re:Master Repurchase Agreement, dated as of November 17, 2017  (as amended from time to time, the “Agreement”), by and among PENNYMAC LOAN SERVICES, LLC (the “Seller”), BNP PARIBAS (the “Buyer”) and PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC (the “Guarantor”)

Ladies and Gentlemen:

[___________________] (the “Servicer”) is servicing certain mortgage loans (the “Mortgage Loans”) owned by the Seller pursuant to the Servicing Agreement (the “Servicing Agreement”).  The Servicer is hereby notified that pursuant to the Agreement, the Seller has pledged to Buyer certain mortgage loans which are serviced by Servicer and which are subject to a security interest in favor of Buyer. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Servicer hereby agrees as follows:

Section 1.  Servicing Rights and Grant of Security Interest.  (a) Servicer acknowledges that the Mortgage Loans are being serviced on a servicing released basis.  In the event that Servicer is deemed to retain any rights to servicing, Buyer and Servicer hereby agree that in order to further secure the Seller’s Obligations under the Repurchase Agreement, Servicer hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all its rights to service (if any) related to the Mortgage Loans and all proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created (the “Servicing Assets”).

(b)The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Repurchase Agreement and Transactions thereunder as defined under Section 741(7)(A)(xi) and 101(47)(A)(v) of the Bankruptcy Code.

(c)Servicer agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer’s security interest created hereby.  Furthermore, Servicer hereby authorizes Buyer to file financing statements relating to the security interest set forth herein, as Buyer, at its option, may deem appropriate.

(d)Servicer waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Repurchase Agreement and notice or proof of reliance by Buyer upon this side letter (the “Servicer Notice and Pledge”).  Servicer hereby waives

Exhibit D-2

LEGAL02/37549503v16

diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Sellers with respect the Obligations.

(e)Buyer shall have all rights and remedies against Servicer and the Servicing Assets as set forth herein, and the Servicing Assets shall be considered for all purposes Repurchase Assets under the Repurchase Agreement and Buyer shall have all rights and remedies under the Repurchase Agreement with respect to the Servicing Assets, which are incorporated by reference herein.

Section 2.Segregation of Funds; Notice of Default. (a) The Servicer shall segregate all amounts (the “Servicing Income”) collected on account of the Mortgage Loans which are then pledged to Buyer under the Agreement as more particularly identified by Buyer (the “Subject Mortgage Loans”), hold them in trust for the sole and exclusive benefit of Buyer, and remit such Servicing Income in accordance with the Buyer’s written instructions.  Servicer shall follow the instructions of Buyer with respect to the Mortgage Loans, and shall deliver to Buyer any information with respect to the Mortgage Loans reasonably requested by Buyer.  Seller and REO Subsidiary hereby notify and instruct the Servicer and the Servicer is hereby authorized and instructed to remit any and all amounts which would be otherwise payable to Sellers with respect to the Mortgage Loans to the following account which instructions are irrevocable without the prior written consent of Buyer:

 [ACCOUNT]

(b) Upon written notice following the occurrence and during the continuance of an Event of Default, Buyer will have the right to immediately terminate Servicer’s right to service the Subject Mortgage Loans without payment of any penalty or termination fee under the Servicing Agreement.  Upon receipt of such notice, Seller and the Servicer shall cooperate in transferring the applicable servicing of the Subject Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion.

(b) Notwithstanding anything set forth in the Servicing Agreement, Seller shall bear all responsibility for all fees, reimbursements and expenses due to Servicer and will not be entitled to withdraw such amounts from the Servicer Account established under the Servicing Agreement.

(c) Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or notice of Event of Default.

(d) Buyer shall be an intended third-party beneficiary of the Servicing Agreement, and the parties thereto shall not amend or terminate such Servicing Agreement without the prior written consent of Buyer, which may be granted or withheld in its sole discretion.

(e) Concurrently with the delivery of any remittance report to the Seller, the Servicer shall also deliver a copy of such remittance report to the Buyer.

Exhibit D-2

LEGAL02/37549503v16

Section 3. Servicer as Bailee.  Servicer hereby acknowledges and agrees that on receipt of any Mortgage File, it shall hold such Mortgage File as bailee for Buyer

Section 4. Power of Attorney. Servicer agrees to execute a Power of Attorney substantially in the form of Exhibit A attached hereto, to be delivered on the date hereof. Servicer hereby ratifies all that said attorneys lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and is irrevocable.

Section 5.Counterparts.  This Servicer Notice may be executed in any number of counterparts, all of which taken together constitutes one and the same instrument, and each party hereto may execute this Servicer Notice by signing any such counterpart.

Section 6.  Entire Agreement.  This Servicer Notice, together with the other Facility Documents, constitutes the entire understanding between Buyer, Seller and Servicer with respect to the subject matter they cover and supersedes any existing agreements between the parties relating to the matters provided for herein and therein.  No alteration, waiver, amendments, or change or supplement hereto will be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

Section 7.Governing Law; Jurisdiction; Waiver of Trial by Jury.

(a) THIS SERVICER NOTICE IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(x) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SERVICER NOTICE AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(xi) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(xii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH

Exhibit D-2

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UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER WILL HAVE BEEN NOTIFIED;
(xiii) AGREES THAT NOTHING HEREIN AFFECTS THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMITS THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERVICER NOTICE, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY

Exhibit D-2

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Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt.

Very truly yours,

[SELLER]
By:
Name:
Title:

ACKNOWLEDGED:

BNP PARIBAS
By:
Name:
Title:

By:
Name:
Title:

[SERVICER],
as Servicer
By:
Title:
Telephone:
Facsimile:

Exhibit D-2

LEGAL02/37549503v16

EXHIBIT A

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that [___________]  (the “Servicer”) hereby irrevocably constitutes and appoints BNP PARIBAS (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Servicer and in the name of Servicer, from time to time in Buyer’s discretion, for the purpose of the transferring of the [Servicer Clearing Account], changing the mortgagee of record to the successor nominee, and, from time to time, executing, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the transfer of servicing (the “Servicing”).

Servicer hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Servicing and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Servicer for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SERVICER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

Exhibit D-2

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IN WITNESS WHEREOF Servicer has caused this power of attorney to be executed and Servicer’s seal to be affixed this ____ day of _____, 2017.

[_____________], LLC, as Servicer

By:
Name:
Title:

Exhibit D-2

LEGAL02/37549503v16

Acknowledgment of Execution by Servicer:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF ______________

On ______________________, 20__, before me, ____________________________, a Notary Public, personally appeared ______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________________

(Seal)

Exhibit D-2

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EXHIBIT E

FORM OF WAREHOUSE LENDER’S RELEASE

BNP PARIBAS

Telephone:
Facsimile:

Attention:

Re:Certain Mortgage Loans owned by PennyMac Loan Services, LLC

Ladies and Gentlemen:

Reference is made to the Master Repurchase Agreement dated as of November 17, 2017 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”) between BNP PARIBAS (“Buyer”), PENNYMAC LOAN SERVICES, LLC (“Seller”) and PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Agreement.

We hereby release all right, interest or claim of any kind (including, without limitation, any security interest or lien) with respect to the mortgage loans referenced in the attached schedule [for inclusion only with respect to purchases of Participation Certificates under the Purchase and Sale Agreement: (GNMA/FNMA/FHLMC Pool/Contract #__________)], such release to be effective automatically without any further action by any party, upon payment, in one or more installments in accordance with the wire instructions below, in immediately available funds, of an aggregate amount equal to or greater than $__________________.

Wire Instructions:
Bank:
ABA#:
Account Number:
Account Name:
Attention:

Very truly yours,

[WAREHOUSE LENDER]

By:
Name:
Title:

Exhibit E-1

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EXHIBIT F

FORM OF SELLER’S RELEASE

BNP PARIBAS

Telephone:
Facsimile:

Attention:

Ladies and Gentlemen:

Reference is made to the Master Repurchase Agreement dated as of November 17, 2017 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”) between BNP PARIBAS (“Buyer”), PENNYMAC LOAN SERVICES, LLC (“Seller”) and PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Agreement.

With respect to the mortgage loans referenced in the attached schedule (GNMA/FNMA/FHLMC Pool/Contract # _________) such pool consisting of ____ loans with an aggregate principal balance of $ ____, (a) we hereby certify to you that the mortgage loans are not subject to a lien of any warehouse lender and (b) we hereby release all right, interest or claim of any kind with respect to such mortgage loans, such release to be effective automatically without any further action by any party upon payment from Buyer to Seller of an amount equal to the Purchase Price.

Very truly yours,

PENNYMAC LOAN SERVICES, LLC

By:
Name:
Title:

Exhibit F-1

LEGAL02/37549503v16